                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of report (Date of earliest event reported):  August 29, 1997



                        HEARST-ARGYLE TELEVISION, INC.
            (Exact Name of Registrant as Specified in its Charter)




           Delaware                     0-27000            74-2717523
(State or Other Jurisdiction of       (Commission        (IRS Employer
         Incorporation)               File Number)     Identification No.)



                  888 Seventh Avenue
                  New York, New York                              10106
        (Address of Principal Executive Offices)                (Zip Code)




              Registrant's telephone number, including area code:
                                (212) 649-2000

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquire

                   INDEX TO HISTORICAL FINANCIAL STATEMENTS

                                                                                                 PAGE
                                                                                                 ----
ARGYLE TELEVISION, INC.

Annual Financial Statements

     Report of Independent Auditors..........................................................      3
     Consolidated Balance Sheets as of December 31, 1995 and 1996............................    4-5
     Consolidated Statements of Operations for the Period From Inception (August 5, 1994)
      through December 31, 1994 and for the Years Ended December 31, 1995 and 1996...........      6
     Consolidated Statements of Stockholders' Equity for the Period from Inception (August 5,
      1994) through December 31, 1994 and for the Years Ended December 31, 1995 and 1996.....      7
     Consolidated Statements of Cash Flows for the Period from Inception (August 5, 1994)
      through December 31, 1994 and for the Years Ended December 31, 1995 and 1996...........      8
     Notes to Consolidated Financial Statements..............................................      9

Interim Financial Statements

     Condensed Consolidated Balance Sheet as of June 30, 1997 (Unaudited)....................  21-22
     Condensed Consolidated Statements of Operations for the Three and Six Months Ended
      June 30, 1996 and 1997 (Unaudited).....................................................     23
     Condensed Consolidated Statement of Stockholders' Equity for the Six Months
      Ended June 30, 1997 (Unaudited)........................................................     24
     Condensed Consolidated Statements of Cash Flows for the Six Months Ended
      June 30, 1996 and 1997 (Unaudited).....................................................     25
     Notes to Condensed Consolidated Financial Statements (Unaudited)........................     26

HEARST BROADCAST GROUP

Annual Financial Statements

     Independent Auditors' Report..............................................................   30
     Combined Balance Sheets as of December 31, 1995 and 1996..................................   31
     Combined Statements of Operations for the Three Years Ended December 31, 1994, 1995
      and 1996.................................................................................   32
     Combined Statements of Cash Flows for the Three Years Ended December 31, 1994, 1995
      and 1996.................................................................................   33
     Notes to Combined Financial Statements....................................................   34

                                                                                                    PAGE
                                                                                                    ----
Interim Financial Statements

     Condensed Combined Balance Sheet as of June 30, 1997 (Unaudited)..........................     40

     Condensed Combined Statements of Operations for the Six Months Ended June
      30, 1996 and 1997 (Unaudited)............................................................     41

     Condensed Combined Statements of Cash Flows for the Six Months Ended June
      30, 1996 and 1997 (Unaudited)............................................................     42

     Notes to Condensed Combined Financial Statements (Unaudited)..............................     43

     (b) Pro Forma Financial Information.

                         INDEX TO PRO FORMA FINANCIAL STATEMENTS

HEARST-ARGYLE TELEVISION, INC.

     Introduction to Pro Forma Financial Statements............................................     44

     Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1997..................     45

     Unaudited Pro Forma Condensed Combined Statements of Operations for the
     year ended December 31, 1996 and the six months ended June 30, 1996 and
     1997......................................................................................  48-51

Argyle Television, Inc.

     Introduction to Pro Forma Financial Statements............................................     52

     Unaudited Pro Forma Combined Condensed Statements of Operations for the six
     months ended June 30, 1996 and 1997.......................................................  53-55


     (c)  Exhibits.

     2.1  Amended and Restated Agreement and Plan of Merger, dated as of March
          26, 1997, by and among The Hearst Corporation, HAT Merger Sub, Inc.,
          HAT Contribution Sub, Inc. and Argyle Television, Inc. (incorporated by reference to Exhibit 2.1 of the Company's Registration Statement on Form S-4 (File No. 333-32487)).

     4.1  Amended and Restated Certificate of Incorporation of the Company
          (incorporated by reference to Appendix C of the Company's Registration
          Statement on Form S-4 (File No. 333-32487)).

     4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-3
          (File No. 333-35051)).

     4.3  Form of specimen certificate representing shares of Series A Common
          Stock (incorporated by reference to Exhibit 4.3 of the Company's
          Registration Statement on Form S-3 (File No. 333-35051)).

     4.4  Form of Registration Rights Agreement among the Company and certain
          Holders (incorporated by reference to Exhibit B to Exhibit 2.1 of the Company's Registration Statement on Form S-4 (File No. 333-32487)).

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
Argyle Television, Inc.

  We have audited the accompanying consolidated balance sheets of Argyle Television, Inc. as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception (August 5, 1994) through December 31, 1994 and for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Argyle Television, Inc. at December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for the period from inception (August 5, 1994) through December 31, 1994 and for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the financial statements, in 1995, the Company changed its method of accounting for stock-based compensation.

                                          Ernst & Young LLP

February 12, 1997,
except for the second
paragraph of Note 11, as
to which the date is
March 26, 1997

San Antonio, Texas

                            ARGYLE TELEVISION, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                    DECEMBER 31,  DECEMBER 31,
                      ASSETS                            1995          1996
                      ------                        ------------  ------------
Current assets:
  Cash and cash equivalents........................ $  2,205,538  $    948,942
  Accounts receivable, net of allowance for
   doubtful accounts of $133,202 and $169,302 in
   1995 and 1996, respectively.....................   11,362,007    14,936,522
  Barter program rights............................    5,102,072     5,911,936
  Program rights...................................    4,611,266     3,933,777
  Other............................................    1,139,357     1,894,607
                                                    ------------  ------------
    Total current assets...........................   24,420,240    27,625,784
Property, plant and equipment:
  Land, building and improvements..................   11,183,900    17,135,311
  Broadcasting equipment...........................   18,065,680    21,126,534
  Office furniture, equipment and other............    4,900,490     5,523,611
  Construction in progress.........................      817,426     2,357,016
                                                    ------------  ------------
                                                      34,967,496    46,142,472
  Less accumulated depreciation....................   (2,333,494)   (6,929,110)
                                                    ------------  ------------
                                                      32,634,002    39,213,362
Intangible assets:
  FCC licenses.....................................  112,634,500   126,008,807
  Network affiliation agreements...................  107,125,714   121,272,207
  Other............................................   10,494,789    12,763,936
                                                    ------------  ------------
                                                     230,255,003   260,044,950
  Less accumulated amortization....................   (9,880,092)  (28,189,527)
                                                    ------------  ------------
                                                     220,374,911   231,855,423
Other assets:
  Deferred acquisition and financing costs, net of
   accumulated amortization of $839,049 and
   $1,050,748 in 1995 and 1996, respectively.......    6,250,335     5,788,169
  Barter program rights, noncurrent................    2,249,230     5,333,383
  Program rights, noncurrent.......................    3,299,284     3,580,012
  Other............................................    1,912,576    15,212,015
                                                    ------------  ------------
                                                      13,711,425    29,913,579
                                                    ------------  ------------
    Total assets................................... $291,140,578  $328,608,148
                                                    ============  ============

                            ARGYLE TELEVISION, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                    DECEMBER 31,  DECEMBER 31,
       LIABILITIES AND STOCKHOLDERS' EQUITY             1995          1996
       ------------------------------------         ------------  ------------
Current liabilities:
  Accounts payable................................. $  1,792,291  $  1,001,479
  Accrued liabilities..............................    5,226,933     5,611,662
  Barter program rights payable....................    5,270,081     6,775,940
  Program rights payable...........................    3,658,425     4,251,491
  Other............................................      646,919       867,530
                                                    ------------  ------------
    Total current liabilities......................   16,594,649    18,508,102
Barter program rights payable......................    2,249,230     5,333,383
Program rights payable.............................    3,649,559     3,609,897
Long-term debt.....................................  150,000,000   171,500,000
Other liabilities..................................    2,354,290       504,742
Stockholders' equity:
   Series A preferred stock, 10,938 shares issued
    and outstanding in 1996........................           --           109
   Series B preferred stock, 10,938 shares issued
    and outstanding in 1996........................           --           109
   Series A common stock, par value $.01 per share,
    35,000,000 shares authorized, 3,619,260 and
    3,846,914 shares issued and outstanding in 1995
    and 1996, respectively.........................       36,193        38,469
   Series B common stock, par value $.01 per share,
    200,000 shares authorized, 200,000 shares
    issued and outstanding.........................        2,000         2,000
   Series C common stock, par value $.01 per share,
    14,800,000 shares authorized, 7,300,000 shares
    issued and outstanding.........................       73,000        73,000
  Additional paid-in capital.......................  132,038,544   159,455,134
  Retained earnings (deficit)......................  (15,856,887)  (30,416,797)
                                                    ------------  ------------
    Total stockholders' equity.....................  116,292,850   129,152,024
                                                    ------------  ------------
    Total liabilities and stockholders' equity..... $291,140,578  $328,608,148
                                                    ============  ============


                            See accompanying notes.

                            ARGYLE TELEVISION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                     PERIOD FROM
                                      INCEPTION
                                  (AUGUST 5, 1994)   YEAR ENDED    YEAR ENDED
                                       THROUGH      DECEMBER 31,  DECEMBER 31,
                                  DECEMBER 31, 1994     1995          1996
                                  ----------------- ------------  ------------
Total revenues..................      $     --      $ 46,944,342  $ 73,293,966
Station operating expenses......            --        23,603,454    37,638,657
Amortization of program rights..            --         3,961,262     4,724,621
Depreciation and amortization...            --        12,294,317    23,964,988
                                      --------      ------------  ------------
Station operating income........            --         7,085,309     6,965,700
Corporate general and
 administrative expenses........        49,624         2,323,673     4,285,347
Non-cash compensation expense...            --           674,569       674,569
                                      --------      ------------  ------------
Operating income (loss).........       (49,624)        4,087,067     2,005,784
Interest expense, net...........            --        12,052,509    16,565,694
                                      --------      ------------  ------------
Loss before extraordinary item..       (49,624)       (7,965,442)  (14,559,910)
Extraordinary item, loss on
 early retirements of debt......            --        (7,841,821)           --
                                      --------      ------------  ------------
Net loss........................      $(49,624)      (15,807,263)  (14,559,910)
                                      ========
Less preferred stock dividends..                              --      (829,465)
                                                    ------------  ------------
Loss applicable to common
 stock..........................                    $(15,807,263) $(15,389,375)
                                                    ============  ============
Loss per common share:
  Loss before extraordinary
   item.........................                    $      (1.25) $      (1.37)
  Extraordinary item............                           (1.22)           --
                                                    ------------  ------------
  Loss per common share.........                    $      (2.47) $      (1.37)
                                                    ============  ============
Weighted average number of
 common shares outstanding......                       6,388,101    11,246,149
                                                    ============  ============



                            See accompanying notes.

                            ARGYLE TELEVISION, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                              ADDITIONAL     RETAINED
                           COMMON  PREFERRED   PAID-IN       EARNINGS
                           STOCK     STOCK     CAPITAL      (DEFICIT)       TOTAL
                          -------- --------- ------------  ------------  ------------
BALANCES AT INCEPTION
 (AUGUST 5, 1994).......  $     --   $ --    $         --  $         --  $         --
Issuance of 100 shares
 of voting common stock
 for cash*..............         1     --             999            --         1,000
Net loss................        --     --              --       (49,624)      (49,624)
                          --------   ----    ------------  ------------  ------------
BALANCES AT DECEMBER 31,
 1994...................         1     --             999       (49,624)      (48,624)
Issuance of 199,900
 shares of voting common
 stock for cash*........     1,999     --       1,997,001            --     1,999,000
Issuance of 7,300,000
 shares of Series C
 common stock for cash..    73,000     --      72,927,000            --    73,000,000
Issuance of 3,619,260
 shares of Series A
 common stock for cash..    36,193     --      56,280,977            --    56,317,170
Capital contribution of
 equipment..............        --     --         157,998            --       157,998
Compensation element of
 stock options..........        --     --         674,569            --       674,569
Net loss................        --     --              --   (15,807,263)  (15,807,263)
                          --------   ----    ------------  ------------  ------------
BALANCES AT DECEMBER 31,
 1995...................   111,193     --     132,038,544   (15,856,887)  116,292,850
Issuance of stock in
 connection with the
 acquisition of the
 Arkansas Stations:
 Series A common stock--
 227,654 shares; Series
 A preferred stock--
 10,938 shares; Series B
 preferred
 stock--10,938 shares...     2,276    218      27,571,486            --    27,571,486
Compensation element of
 stock options..........        --     --         674,569            --       674,569
Dividends paid on
 preferred stock........        --     --        (829,465)           --      (829,465)
Net loss................        --     --              --   (14,559,910)  (14,559,910)
                          --------   ----    ------------  ------------  ------------
BALANCES AT DECEMBER 31,
 1996...................  $113,469   $218    $159,455,134  $(30,416,797) $129,152,024
                          ========   ====    ============  ============  ============

--------
* Converted into Series B Common Stock during 1995


                            See accompanying notes.

                            ARGYLE TELEVISION, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                     PERIOD FROM
                                      INCEPTION
                                  (AUGUST 5, 1994)   YEAR ENDED DECEMBER 31
                                       THROUGH      --------------------------
                                  DECEMBER 31, 1994     1995          1996
                                  ----------------- ------------  ------------
OPERATING ACTIVITIES
Net loss.........................     $(49,624)     $(15,807,263) $(14,559,910)
 Adjustments to reconcile net
  loss to net cash provided by
  operating activities:
  Extraordinary item, loss on
   early retirement of debt......           --         7,841,821            --
  Depreciation...................          202         2,333,292     4,672,093
  Amortization of intangible
   assets........................           --         9,961,025    19,292,895
  Amortization of deferred
   financing costs...............           --           839,049       899,241
  Amortization of program
   rights........................           --         3,961,262     4,724,621
  Program rights payments........           --        (2,901,208)   (3,765,683)
  Provision for doubtful
   accounts......................           --            69,914       234,963
  Compensation element of stock
   options.......................           --           674,569       674,569
  Fair value adjustments of
   interest rate protection
   agreements....................           --         1,038,764    (1,150,616)
  Changes in operating assets and
   liabilities:
    Accounts receivable..........           --        (3,192,612)   (1,900,070)
    Other assets.................           --           237,630        66,769
    Accounts payable and accrued
     liabilities.................           --         3,376,808    (1,179,587)
    Other liabilities............       50,072        (1,573,972)   (1,066,245)
                                      --------      ------------  ------------
Net cash provided by operating
 activities......................          650         6,859,079     6,943,040
INVESTING ACTIVITIES
Payments made on Clear Channel
 Venture Agreement...............           --                --   (13,526,887)
Acquisition of stations..........           --      (233,738,747)   (5,889,477)
Purchases of property, plant and
 equipment, net..................           --        (3,762,465)   (6,633,156)
Partial payment on relocation of
 studio..........................           --                --    (1,855,455)
Acquisition costs................           --                --      (839,539)
                                      --------      ------------  ------------
Net cash used in investing
 activities......................           --      (237,501,212)  (28,744,504)
FINANCING ACTIVITIES
Financing costs..................           --       (13,923,589)     (125,667)
Issuance of common stock.........        1,000       131,316,170            --
Proceeds from issuance of senior
 subordinated debt...............           --       150,000,000            --
Proceeds from issuance of long-
 term debt.......................           --       170,250,000    31,500,000
Payment of long-term debt........           --      (204,796,560)  (10,000,000)
Preferred dividends paid.........           --                --      (829,465)
                                      --------      ------------  ------------
Net cash provided by financing
 activities......................        1,000       232,846,021    20,544,868
                                      --------      ------------  ------------
Increase (decrease) in cash and
 cash equivalents................        1,650         2,203,888    (1,256,596)
Cash and cash equivalents at
 beginning of period.............           --             1,650     2,205,538
                                      --------      ------------  ------------
Cash and cash equivalents at end
 of period.......................     $  1,650      $  2,205,538  $    948,942
                                      ========      ============  ============
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Capital contribution of
 equipment.......................     $     --      $    157,998  $         --
Businesses acquired in purchase
 transaction:
  Fair market value of assets
   acquired......................           --       282,928,893    38,259,261
  Liabilities assumed............           --       (14,643,586)   (4,772,840)
  Note payable issued to seller..           --       (34,546,560)           --
  Issuance of preferred stock....           --                --   (21,876,000)
  Issuance of common stock.......           --                --    (5,720,944)
                                      --------      ------------  ------------
Net cash paid for acquisitions...     $     --      $233,738,747  $  5,889,477
                                      ========      ============  ============

                            See accompanying notes.

                            ARGYLE TELEVISION, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1995 AND 1996

1. NATURE OF OPERATIONS

  Argyle Television, Inc. (the Company) owns and operates six network-affiliated television stations in geographically diverse markets in the United States. Four of the stations are affiliates of the American Broadcasting Companies (ABC), one station is an affiliate of the National Broadcasting Company, Inc. (NBC), and one station is an affiliate of the Fox Broadcasting Company (Fox). The Company operates in one business segment, commercial television broadcasting. See Note 3 for information regarding an exchange of stations effected subsequent to December 31, 1996.

2. SUMMARY OF ACCOUNTING POLICIES AND USE OF ESTIMATES

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts have been eliminated in consolidation.

 Cash Equivalents

  All highly liquid investments with maturities of three months or less when purchased are considered to be cash equivalents.

 Accounts Receivable

  Concentration of credit risk with respect to accounts receivable is limited due to the large number of geographically diverse customers, individually small balances and short payment terms.

 Program Rights

  Program rights and the corresponding contractual obligations are recorded on an undiscounted basis when the license period begins and the programs are available for use. Costs are amortized using the straight-line method based on the number of showings, which approximates an accelerated method of amortization. Program rights and the corresponding contractual obligations are classified as current or long-term based on estimated usage and payment terms, respectively.

  Program rights are reviewed periodically for impairment and, if necessary, adjusted to estimated net realizable value. No significant adjustments have been recorded in the accompanying consolidated statements of operations.

 Barter and Trade Transactions

  Barter transactions represent the exchange of commercial air time for programming. Trade transactions represent the exchange of commercial air time for merchandise or services. Barter transactions are generally recorded at the fair market value of the commercial air time relinquished. Trade transactions are generally recorded at the fair market value of the merchandise or services received. Barter program rights and payables are recorded for barter transactions based upon the availability of the programming for broadcast. Revenue is recognized on barter and trade transactions when the commercials are broadcast; expenses are recorded when the program, merchandise or service received is utilized. Barter and trade revenues for the years ended December 31, 1995 and 1996 were $5,483,965 and $6,922,726, respectively, and are included in total revenues. Barter and trade expenses for the years ended December 31, 1995 and 1996 were $5,419,832 and $7,011,319, respectively, and are included in station operating expenses.

 Property, Plant and Equipment

  Property, plant and equipment is recorded at cost. Depreciation is calculated on the straight-line method over the estimated useful lives as follows: buildings--25 to 39 years; broadcasting equipment--five to seven years; office furniture, equipment and other--five years. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

                            ARGYLE TELEVISION, INC.

                          DECEMBER 31, 1995 AND 1996

 Intangible Assets

  Intangible assets are recorded at cost. Amortization is calculated on the straight-line method over the estimated lives as follows: FCC licenses and network affiliation agreements--15 years; other intangible assets--two to five years.

 Income Taxes

  Income taxes are provided using the liability method in accordance with FASB Statement No. 109.

 Earnings Per Share

  Earnings per common share is computed using the weighted average number of shares of common stock outstanding. Common stock equivalents are excluded as they are anti-dilutive.

 Stock-Based Compensation

  During the fourth quarter of 1995, the Company adopted FAS Statement No. 123, "Accounting for Stock-Based Compensation" (FAS 123), in accounting for its employee stock options and elected to use the fair value method in accounting for its stock-based compensation plan. Previously, the Company had followed the provisions of APB No. 25. The effect of adopting FAS 123 was to increase the 1995 net loss by $474,569.

 Interest Rate Agreements

  The Company enters into interest-rate swap agreements to modify the interest characteristics of its outstanding debt. Each interest-rate swap agreement is designated with all or a portion of the principal balance and term of a specific debt obligation. These agreements involve the exchange of amounts based on a fixed interest rate for amounts based on variable interest rates over the life of the agreement without an exchange of the notional amount upon which the payments are based. The differential to be paid or received as interest rates change is accrued and recognized as an adjustment to interest expense related to the debt. The related amount payable to or receivable from counterparties is included in other liabilities or assets. Gains and losses on terminations of interest-rate swap agreements are deferred as an adjustment to the carrying amount of the outstanding debt and amortized as an adjustment to interest expense related to the debt over the remaining term of the original contract life of the terminated swap agreement. In the event of the early extinguishment of a designated debt obligation, any realized or unrealized gain or loss from the swap would be recognized in income coincident with the extinguishment. Any swap agreements that are not designated with outstanding debt or notional amounts of interest-rate swap agreements in excess of the principal amounts of the underlying debt obligations are recorded as an asset or liability at fair value, with changes in fair value recorded as an adjustment to interest expense.

  Written options to enter into interest rate swap agreements are recorded as an other asset or other liability with changes in fair value recorded as an adjustment to interest expense.

  The Company purchases interest-rate cap agreements that are designed to limit its exposure to increasing interest rates. The interest-rate cap of these agreements exceeds the current market levels at the time they are entered into. The interest rate indices specified by the agreements have been and are expected to be highly correlated with the interest rates the Company incurs on its borrowings. Payments to be received as a result of the specified interest rate index exceeding the cap rate are accrued in other assets and are recognized as a reduction to interest expense. The cost of these agreements is included in other assets and amortized to interest

                            ARGYLE TELEVISION, INC.

                          DECEMBER 31, 1995 AND 1996

expense ratably during the life of the agreement. Upon termination of an interest-rate cap agreement, any gain is deferred in other liabilities and amortized over the remaining term of the original contractual life of the agreement as a reduction to interest expense. Any notional amounts of agreements in excess of borrowings expected to be outstanding during their terms would be marked to market, with changes in market value recorded as an adjustment to interest expense.

 Deferred Acquisition and Financing Costs

  Acquisition costs are capitalized and included in the purchase price of the acquired stations. Financing costs are deferred and are amortized using the interest method over the term of the related debt when funded.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Reclassifications

  Certain prior-year amounts have been reclassified to conform with the current-year presentation.

3. ACQUISITIONS

  In August 1994, the Company entered into an acquisition agreement with NTG, Inc. relating to the acquisition of WZZM, Grand Rapids, Michigan; WNAC, Providence, Rhode Island; and, WAPT, Jackson, Mississippi (the Northstar Stations).

  On January 4, 1995, the Company acquired the Northstar Stations for approximately $108 million in cash. In addition, the Company agreed to certain working capital adjustments and to assume certain state income tax liabilities of $1.7 million. Fees and expenses associated with the acquisition approximated $2.5 million.

  During January 1995, the Company entered into an asset purchase agreement with Tak Communications, Inc., debtor in possession, relating to the acquisition of WGRZ, Buffalo, New York (the Buffalo Station); and KITV, Honolulu; KMAU, Wailuku; KHVO, Hilo; and, TV Translator K51BB, Lihue, Hawaii (the Hawaii Stations) in two closings for an aggregate consideration of $146 million.

  On June 13, 1995, the Company acquired the Hawaii Stations for approximately $16.5 million in cash and a note issued to the seller for $34.5 million, which was paid in December 1995. Fees and expenses associated with this acquisition were approximately $800,000.

  On December 5, 1995, the Company acquired the Buffalo Station for $91 million in cash. Under the terms of the acquisition agreement, the Company also made a supplemental payment to the seller of $4 million in cash as a result of the closing of both the Hawaii Stations and the Buffalo Station. Such additional consideration has been allocated to the assets acquired in the purchases of the Hawaii Stations and the Buffalo Station. Fees and expenses associated with the Buffalo acquisition were approximately $3.0 million. During 1996, there was a change in the Buffalo Station purchase price valuation, which affected equipment and FCC license by approximately $1.3 million.

                            ARGYLE TELEVISION, INC.

                          DECEMBER 31, 1995 AND 1996

  On June 11, 1996, the Company acquired KHBS, Fort Smith, Arkansas, and its S-2 satellite KHOG, Fayetteville, Arkansas, (the Arkansas Stations). As consideration, the Company issued 227,654 shares of the Company's Series A Common Stock, 10,938 shares of the Company's Series A Preferred Stock and 10,938 shares of the Company's Series B Preferred Stock valued at approximately $27.6 million. The Company also paid approximately $5.9 million in cash for certain real estate, a non-competition convenant and affiliated debt associated with this acquisition. During the last part of 1996, there was a change in the Arkansas Stations purchase price valuation, which affected intangibles and other liabilities by approximately $2.3 million.

  These acquisitions have been accounted for as purchases and, accordingly, the purchase price and related acquisition costs have been allocated to the acquired assets and liabilities based upon their fair market values. The excess of the purchase price over the net fair market value of the tangible assets acquired and liabilities assumed has been allocated to identifiable intangible assets including FCC licenses and network affiliation agreements. The consolidated financial statements include the results of operations of the acquired stations since the date of the respective acquisitions.

  Effective July 1, 1996, the Company entered into a Joint Marketing and Programming Agreement (the Clear Channel Venture) with Clear Channel Communications, Inc. (Clear Channel) involving WNAC and WPRI, the CBS affiliate in Providence, Rhode Island, owned by Clear Channel. Under the agreement, Clear Channel will program certain air time, including news programming, on WNAC and will manage the sale of commercial air time on both stations for an initial period of 10 years. The Company and Clear Channel each will receive 50% of the broadcast cash flows generated by the two stations subject to certain adjustments. The Company's share of the Clear Channel Venture broadcast cash flows is included in total revenues. In connection with this agreement, the Company paid Clear Channel approximately $13 million, which is included in other non-current assets and is being amortized using the straight line method over the initial term of the contract.

  In November 1996, the Company entered into a definitive agreement (the Gannett Swap) with Gannett Co., Inc. (Gannett) to swap the Company's WZZM and WGRZ for Gannett's WLWT, the NBC affiliate in Cincinnati, Ohio, and KOCO, the ABC affiliate in Oklahoma City, Oklahoma. In connection with this transaction, the Company agreed to pay Gannett $20 million in additional consideration, funded by borrowings under the Company's credit agreement. This transaction closed on January 31, 1997.

  Unaudited pro forma results of operations, reflecting combined historical results for WZZM, WAPT, KITV, WGRZ, the Arkansas Stations and the Company's share of the combined broadcast cash flows from the Clear Channel Venture as if all transactions had occurred at the beginning of the respective periods presented are as follows:

                                                     YEAR ENDED DECEMBER 31
                                                    --------------------------
                                                        1995          1996
                                                    ------------  ------------
Total revenues....................................  $ 72,315,000  $ 75,646,000
Loss from continuing operations applicable to com-
 mon stock........................................  $(14,587,000) $(15,163,000)
Loss from continuing operations per share applica-
 ble to common stock..............................  $      (1.29) $      (1.34)
Pro forma weighted average number of shares used
 in calculations..................................    11,346,914    11,346,914

                            ARGYLE TELEVISION, INC.

                          DECEMBER 31, 1995 AND 1996

  Giving effect to the Gannett Swap discussed above, unaudited pro forma results of operations reflecting combined historical results for WAPT, KITV, WLWT, KOCO, the Arkansas Stations and the Company's share of the combined broadcast cash flows from the Clear Channel Venture; as if all transactions had occurred at the beginning of the respective periods presented are as follows:

                                                     YEAR ENDED DECEMBER 31
                                                    --------------------------
                                                        1995          1996
                                                    ------------  ------------
Total revenues....................................  $ 79,683,000  $ 84,243,000
Loss from continuing operations applicable to com-
 mon stock........................................  $(19,346,000) $(13,330,000)
Loss from continuing operations per share applica-
 ble to common stock..............................  $      (1.70) $      (1.17)
Pro forma weighted average number of shares used
 in calculations..................................    11,346,914    11,346,914

  The above pro forma results are presented in response to applicable accounting rules relating to business acquisitions and are not necessarily indicative of the actual results that would be achieved had each of the stations been acquired at the beginning of the periods presented, nor are they indicative of future results of operations.

4. LONG-TERM DEBT

  Long-term debt at December 31, consists of the following:

                                                          1995         1996
                                                      ------------ ------------
Bank Credit Agreement dated October 27, 1995:
  Revolving credit facility.......................... $         -- $ 21,500,000
Senior Subordinated Notes............................  150,000,000  150,000,000
Less current maturities..............................           --           --
                                                      ------------ ------------
                                                      $150,000,000 $171,500,000
                                                      ============ ============

 Bank Credit Agreement

  In June 1995, the Company amended and restated an existing credit agreement. In October 1995, the agreement was again amended. The unamortized deferred financing costs related to these agreements were written off and are reflected as an extraordinary loss in 1995. Under the terms of the October 1995 amended and restated Bank Credit Agreement (the October 1995 Credit Agreement), the Company was able to borrow up to $215.0 million under a Senior Secured Reducing Revolving Credit Facility that on December 31, 1999 converted in part to a term loan facility. Borrowings under the revolving credit facility bear interest at a floating rate. During August 1996, in accordance with provisions established by the October 1995 Credit Agreement, the Company reduced the committed amount of the facility to $50 million. (See Note 11. Subsequent Events.) The final maturity of the term loan is December 31, 2002.

  Substantially all of the assets of the Company and its subsidiaries are pledged or mortgaged as collateral under the October 1995 Credit Agreement. The October 1995 Credit Agreement imposes various conditions, restrictions and limitations on the Company and its subsidiaries, including those that substantially restrict the payment of dividends and transactions with affiliates. To the extent the Company generates free cash flow in excess of fixed charges (or "excess cash flow"), the Company is required to make an annual prepayment on its outstanding debt in an amount equal to 66.7% of such excess cash flow from the preceding fiscal year.

                            ARGYLE TELEVISION, INC.

                          DECEMBER 31, 1995 AND 1996

 Senior Subordinated Notes

  In October 1995, the Company issued $150,000,000 of senior subordinated notes (the Notes). The Notes are due in 2005 and bear interest at 9 3/4% payable semi-annually. The Notes are general unsecured obligations of the Company. In addition, the indenture governing the Notes imposes various conditions, restrictions and limitations on the Company and its subsidiaries. At December 31, 1996, the fair value of the Notes approximated their carrying value.

 Interest Rate Risk Management

  Under terms of the December 1994 Credit Agreement (or Old Credit Agreement) and its subsequent amendments and restatements, the Company is required to enter into interest rate protection agreements to modify the interest characteristics of a portion (approximately 50%) of its outstanding borrowings thereunder from a floating rate to a fixed rate.

  Accordingly, the Company, in compliance with its covenant obligations, entered into two interest rate swap agreements in February 1995 with two different counterparties that effectively fixed the interest rate at approximately 7.9% on $35 million of its borrowings then outstanding until January 1997.

  With a portion of the proceeds of the Company's initial public offering in October 1995, the Company paid off its borrowings under the October 1995 Credit Agreement. As a result and in anticipation of future borrowings under the October 1995 Credit Agreement, in recognition of the continuing obligation to maintain interest rate risk protection agreements, and in order to defer the benefit of existing agreements and to minimize current cash outlays, the Company modified its interest rate management strategy accordingly. During 1995, the Company terminated one of its two existing interest rate swap agreements for a fee of $439,722 and entered into an additional interest rate swap agreement with another counterparty that, in substance, offset the existing agreement.

  The fee for this additional interest rate swap agreement was $560,755. In addition, the Company wrote two options that gave the option holder the right to enter into two interest rate swap agreements with the Company during May and June 1996. Option premiums for these two options were $1,000,477. The option holder exercised these options in May and June 1996, effectively fixing the Company's interest rate at approximately 7% on $35 million of its borrowings until June 1999.

  Additional information regarding these interest rate protection agreements in effect at December 31, 1996 follows:

                                                                     ESTIMATED
                                    NOTIONAL     AVERAGE    AVERAGE    FAIR
                                     AMOUNT    RECEIVE RATE PAY RATE   VALUE
                                   ----------- ------------ -------- ---------
Interest rate swap agreements:
  Fixed rate agreement............ $20,000,000    LIBOR       7.01%  $(488,064)
  Fixed rate agreement............ $15,000,000    LIBOR       6.98%  $(361,159)

  The fair value of the non-hedged portion of these agreements, $327,800, is included in other liabilities at December 31, 1996.

  The Company is exposed to credit loss in the event the other parties on the above agreements do not perform, but the Company does not anticipate non-performance by any of these counter parties, all of which are major financial institutions.

                            ARGYLE TELEVISION, INC.

                           DECEMBER 31, 1995 AND 1996

  At the closing of the acquisition of the Hawaii Stations, the Company issued a $34.5 million note to the seller (Hawaii note) as part of the purchase price. The Company paid this note in full, plus accrued interest, on December 5, 1995, in connection with the closing of the Buffalo Station acquisition.

  Interest expense net, for the years ended December 31, 1995 and 1996 consists of the following:

                                                          1995        1996
                                                       ----------- -----------
Interest on borrowings:
  Bank credit agreements.............................. $ 6,571,398 $ 2,230,709
  Senior subordinated notes...........................   2,644,521  14,580,478
  Hawaii note.........................................   1,544,268          --
  Amortization of deferred financing costs and other..     839,049     988,311
                                                       ----------- -----------
                                                        11,599,236  17,799,498
Interest rate swap agreements:
  Changes in fair value for agreements with notional
   amounts in excess of outstanding borrowings........     452,545     436,080
  Termination fee.....................................     439,722          --
Options related to interest rate swap agreements:
  Changes in fair value...............................     586,219  (1,586,696)
                                                       ----------- -----------
    Total interest expense............................  13,077,722  16,648,882
Interest income.......................................   1,025,213      83,197
                                                       ----------- -----------
    Total interest expense, net....................... $12,052,059 $16,565,695
                                                       =========== ===========

                            ARGYLE TELEVISION, INC.

                          DECEMBER 31, 1995 AND 1996

5. INCOME TAXES

  As a result of the losses incurred by the Company in the period from inception (August 5, 1994) to December 31, 1994, and for the years ended December 31, 1995 and 1996, no federal income tax expense has been recorded.

  Deferred tax liabilities and assets at December 31, consist of the following:

                                                         1995         1996
                                                      -----------  -----------
Deferred tax liabilities:
  Accelerated depreciation........................... $    79,321  $ 1,624,477
  Allowance for doubtful accounts....................      18,239        4,883
  Amortization of organizational and start-up costs..     454,548      604,366
  Prepaid expenses...................................      44,112      140,848
  Amortization of intangibles........................          --    8,465,586
                                                      -----------  -----------
    Total deferred tax liabilities...................     596,220   10,840,160
Deferred tax assets:
  Charitable contributions carryover.................          --        3,470
  Amortization of intangibles........................     435,410           --
  Deferred compensation..............................      65,383       65,383
  Compensation element of stock options..............     180,221      499,181
  Fair value adjustments of interest rate protection
   agreements........................................     363,567      121,316
  Net operating loss.................................   5,192,880   11,070,531
                                                      -----------  -----------
    Total deferred tax assets........................   6,237,461   11,759,881
Valuation allowance for deferred tax assets..........  (5,641,241)    (919,721)
                                                      -----------  -----------
Net deferred tax assets..............................     596,220   10,840,160
                                                      -----------  -----------
Net deferred tax assets/liabilities.................. $        --  $        --
                                                      ===========  ===========

  At December 31, 1996, the Company has available net operating loss carryforwards for federal income tax purposes of approximately $29,920,000, of which $13,351,000 expires in 2010 and $16,569,000 expires in 2011. The change in the valuation allowance in 1996 of $4,721,798 resulted primarily from the effect of recording the deferred tax liabilities resulting from the Arkansas Stations acquisition.

6. COMMON STOCK AND PREFERRED STOCK

  In October 1995, the Company amended its Certificate of Incorporation to increase the number of shares of common stock authorized to 50,000,000 at $.01 par value per share. Of this amount, 35,000,000 shares were designated as Series A common stock, 200,000 shares were designated as Series B common stock and 14,800,000 shares were designated as Series C common stock. Series A and Series B common stock are voting while Series C common stock is non-voting. Under certain conditions, Series C Common Stock can be converted into Series A Common Stock on a one-for-one basis. Under the amendment, each share of previously outstanding voting common stock was converted into one share of the Company's Series B common stock, and each share of previously outstanding non-voting stock was redesignated as one share of the Company's Series C common stock.

  In addition, the Company is authorized to issue 1,000,000 shares of preferred stock, designated either as Series A Preferred Stock or Series B Preferred Stock. This preferred stock has a par value of $.01 per share. In

                            ARGYLE TELEVISION, INC.

                          DECEMBER 31, 1995 AND 1996

June 1996, the Company issued 227,654 shares of Company's Series A Common Stock, 10,938 shares of the Company's Series A Preferred Stock and 10,938 shares of the Company's Series B Preferred Stock in connection with the acquisition of the Arkansas Stations.

  The preferred stock pays a cash dividend at 6.5% annually. Series A Preferred Stock is convertible at the option of the holders into Series A Common Stock of the Company at a conversion price of $35 per share of Series A Common Stock. In the event the holders do not convert the Series A Preferred Stock into shares of Series A Common Stock by June 11, 2001, the Company may redeem such Series A Preferred Stock at its stated value. Series B Preferred Stock is redeemable by the Company at its stated value at any time after June 11, 2001. In the event the Company does not redeem the Series B Preferred Stock by July 11, 2001, then from and after that date, the holders may convert the Series B Preferred Stock into shares of Series A Common Stock at a conversion price equal to the then fair market value of the Series A Common Stock.

  During 1995, the Company issued in a private placement 199,900 additional shares of voting common stock and 7,300,000 shares of non-voting common stock for total consideration of $74.999 million in cash.

  During October and November 1995, the Company sold, in an underwritten offering, 3,619,260 shares of Series A Common Stock at $17 per share for total consideration, net of expenses, of $56.3 million.

7. STOCK OPTIONS

  The Company has a stock based compensation plan under which options to purchase Series C common stock up to a maximum of 12% of the Company's fully diluted, as defined, common stock may be granted to directors and key employees. Options are granted at a price not less than the fair market value of the stock at the date of grant; vest either with the passage of time or upon the attainment of performance goals; and expire 10 years from the date of grant.

  The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: dividends-none; forfeitures-time vesting none, performance vesting 30%; expected volatility--33%, zero prior to the Company's initial public offering; risk free interest rate--5.25%; and expected life--5 years. The resulting fair value is charged to expense over the service period with a corresponding increase in additional paid in capital. During 1995 and 1996, the Company charged to expense $674,569 related to stock based compensation.

  A summary of the Company's stock option plan and changes during the years ended December 31, 1995 and 1996 follows:

                                                             TIME    PERFORMANCE
                                                            VESTING    VESTING
                                                            -------  -----------
      Balance at December 31, 1994.........................      --         --
      Options granted...................................... 573,432    747,583
      Options exercised Options forfeited or expired.......  (3,125)    (3,125)
                                                            -------    -------
      Balance at December 31, 1995......................... 570,307    744,458
      Options granted......................................  40,353     34,179
      Options exercised....................................      --         --
      Options forfeited or expired.........................      --    (51,125)
                                                            -------    -------
      Balance at December 31, 1996......................... 610,660    727,512
                                                            =======    =======

                            ARGYLE TELEVISION, INC.

                          DECEMBER 31, 1995 AND 1996

  Exercise prices range from $10 to $28 per share. The weighted average exercise price of options outstanding at December 31, 1995 and 1996 is $12.15 and $12.74 per share, respectively. The weighted average grant date fair value of options granted during 1995 and 1996 was $3.97 and $3.54, respectively. At December 31, 1996, 469,813 options are exercisable.

8. RELATED PARTY TRANSACTIONS

  The Company has entered into separate agreements with one of its shareholders, Argyle Television Investors, L.P., and the shareholder's general partner, ATI General Partner, L.P. (the Partnerships), under which the Company provides to the Partnerships personnel, office, property, services, expertise, systems and other assets and amenities. In consideration for such, the partnerships are required to reimburse the Company for expenses and costs allocated to providing these services to the Partnerships. During the year ended December 31, 1995 and 1996, the Company recognized total reimbursements of $839,695 and $893,205, respectively, under these agreements. Such reimbursements are offset against corporate general and administrative expenses in the accompanying statements of operations.

  During 1995, a related party contributed to the Company equipment with a value of $157,998. The related party did not receive any consideration for the contributed equipment.

  In connection with the acquisition of the Northstar Stations, the Hawaii Stations and the Buffalo Station, the Company incurred approximately $13.9 million in financing costs in 1995, a substantial portion of which were fees paid under the Company's credit agreements. Affiliates of certain of the banks in the credit agreement bank group are partners in a partnership that owns shares of the Company's non-voting common stock.

  In June 1995, the Company entered into an agreement (the Buffalo Management Agreement) to provide interim management services to the Buffalo Station pending closing of the acquisition of the Buffalo Station. Subject to the seller's supervision, control and approval, the Company provided to the Buffalo Station, pursuant to the Buffalo Management Agreement, a number of management services, including recruitment and training of personnel, direction of advertising sales efforts, implementation of billing and collection practices, maintenance of accounting practices, negotiation of contracts and maintenance and acquisition of equipment. In consideration for the Company's services, the seller paid the Company $450,000 per month (half of which was paid into escrow pending the closing of the acquisition of the Buffalo Station). At the closing of the acquisition of the Buffalo Station on December 5, 1995, the Buffalo Management Agreement was terminated and that portion of the management fee placed in escrow was released to the Company. The Company recognized $2.7 million in management fees in 1995, which are included in total revenues in the accompanying statement of operations (associated expenses are included in station operating expenses).

9. COMMITMENTS

  The Company has obligations to various program syndicators and distributors in accordance with current contracts for the rights to broadcast programs. Future payments as of December 31, 1996 scheduled under contracts for programs available are as follows:

      1997........................................................... $4,566,421
      1998...........................................................  2,845,209
      1999...........................................................  1,227,172
      2000...........................................................    191,286
                                                                      ----------
                                                                      $8,830,088
                                                                      ==========

                            ARGYLE TELEVISION, INC.

                          DECEMBER 31, 1995 AND 1996

  The Company has various agreements relating to non-cancelable operating leases with an initial term of one year or more (some of which contain renewal options), future program rights not available for broadcast at December 31, 1996, and employment contracts for key employees. Future minimum payments under terms of these agreements as of December 31, 1996 are as follows:

                                                                      EMPLOYMENT
                                                OPERATING   PROGRAM   AND TALENT
                                                  LEASES     RIGHTS   CONTRACTS
                                                ---------- ---------- ----------
      1997..................................... $  584,847 $  883,029 $4,597,321
      1998.....................................    568,534  2,539,045  2,410,760
      1999.....................................    119,074  2,092,544  1,522,338
      2000.....................................     36,070  1,739,956    510,188
      2001 and thereafter......................     87,240     31,046    273,875
                                                ---------- ---------- ----------
                                                $1,395,765 $7,285,620 $9,314,482
                                                ========== ========== ==========

  Rent expense for operating leases was $307,628 and $532,139 for the years ended December 31, 1995 and 1996, respectively.

  During the fourth quarter of 1997, the Company will make its final payment for KITV's new all-digital studio totaling $9.3 million, which includes $1.8 million currently in escrow.

  In the normal course of business, the Company is subject to various claims and lawsuits. In the opinion of the Company's management, liabilities, if any, arising from these matters will not have a significant effect on the Company's financial statements.

  During 1996, the Company entered into a "change in control" agreement with certain members of senior management (excluding Management Stockholders). Under terms of this agreement, if a change in control of the Company occurs (as defined by the agreement) and the employee is terminated without cause or the employee's duties are materially diminished (as described in the agreement), each individual would be entitled to a lump-sum payment of twice the sum of the individual's base salary plus the individual's target bonus for the calendar year in which the change in control occurs, less cash compensation received by the individual subsequent to the change in control.

10. BENEFIT PLAN

  In April 1995, the Company adopted a 401(k) Savings Plan. Qualified employees may contribute from 1% to 12% of their compensation up to certain dollar limits. The Company matches one-quarter of the employee contribution up to 6% of the employee's compensation. The Company's contributions to this plan for the years ended December 31, 1995 and 1996 were $67,788 and $186,101, respectively. During February 1997, the Company's compensation committee approved an increase in the Company's match. The match will increase from one-quarter to one-half of employee contributions up to 6% of each employee's compensation, effective July 1, 1997.

                            ARGYLE TELEVISION, INC.

                          DECEMBER 31, 1995 AND 1996

11. SUBSEQUENT EVENTS

  Upon completion of the Gannett Swap, as described in Note 3, "Acquisitions," the Company amended and restated its October 1995 Credit Agreement in order to provide up to $65.0 million of borrowing capacity under the revolving credit facility.

  On March 26, 1997, the Company entered into an agreement with The Hearst Corporation (Hearst) to combine the broadcasting divisions of Hearst with and into the Company. The agreement has been approved by the boards of directors of both companies and is expected to be submitted to shareholders of the Company for approval in August 1997.

                            ARGYLE TELEVISION, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                              JUNE 30, 1997
                                        DECEMBER 31, 1996      (UNAUDITED)
                                        -----------------------------------
                                                   (In thousands)
ASSETS
Current assets:
   Cash and cash equivalents                 $    949            $  2,160
   Accounts receivable, net                    14,936              17,413
   Barter program rights                        5,912               4,577
   Program rights                               3,934               2,476
   Other                                        1,895               1,372
                                        -----------------------------------
Total current assets                           27,626              27,998

Property, plant and equipment, net             39,213              51,264

Intangible assets:
   FCC licenses                               126,009             201,037
   Network affiliation agreements             121,272              43,961
   Other                                       12,764               8,221
                                        -----------------------------------
                                              260,045             253,219
   Less accumulated amortization              (28,190)            (19,147)
                                        -----------------------------------
                                              231,855             234,072
Other assets:
   Deferred acquisition and financing           5,788               6,096
    costs, net
   Barter program rights, noncurrent            5,334               2,983
   Program rights, noncurrent                   3,580               1,657
   Other                                       15,212              14,398
                                        -----------------------------------


Total assets                                 $328,608            $338,468
                                        ===================================

                            ARGYLE TELEVISION, INC.

                                                              JUNE 30, 1997
                                        DECEMBER 31, 1996      (UNAUDITED)
                                        -----------------------------------
                                                   (In thousands)
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                         $  1,001             $  1,780
   Accrued liabilities                         5,612                4,656
   Barter program payable                      6,776                4,865
   Program rights payable                      4,251                1,724
   Other                                         868                  140
                                        -----------------------------------
Total current liabilities                     18,508               13,165

Barter program rights payable                  5,333                2,983
Program rights payable                         3,610                2,585
Long-term debt                               171,500              199,000
Other liabilities                                505                   85

Stockholders' equity:

   Series A preferred stock, 10,938
    shares issued and outstanding                  1                    1
   Series B preferred stock,
    10,938 shares issued and
    outstanding                                    1                    1
   Series A common stock, par
    value $.01 per share,
    35,000,000 shares
    authorized and 3,846,914
    and 4,010,914 shares issued
    and outstanding in 1996 and
    1997, respectively                            38                   39
   Series B common stock, par
    value $.01 per share,
    200,000 shares authorized,
    200,000 and 36,000 shares
    issued and outstanding in
    1996 and 1997, respectively                    2                    1
   Series C common stock, par
    value $.01 per share,
    14,800,000 shares
    authorized, 7,300,000
    shares issued and
    outstanding                                   73                   73
   Additional paid-in capital                159,454              159,247
   Retained deficit                          (30,417)             (38,712)
                                        -----------------------------------
Total stockholders' equity                   129,152              120,650
Total liabilities and stockholders'
 equity                                     $328,608             $338,468
                                        ===================================

See accompanying notes.

                            ARGYLE TELEVISION, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                           THREE MONTHS ENDED     SIX MONTHS ENDED
                                                           JUNE 30
                                        -------------------------------------------
                                           1996        1997       1996       1997
                                        -------------------------------------------
                                            (In thousands, except per share data)
Total revenues                             $18,562    $21,886    $34,057    $39,765

Station operating expenses                   9,474     10,586     18,372     21,367
Amortization of program rights               1,282      1,062      2,571      2,119
Depreciation and amortization                5,738      6,202     10,724     12,760
                                        -------------------------------------------
Station operating income                     2,068      4,036      2,390      3,519

Corporate general and administrative
 expenses                                      884        896      1,867      1,904
Non-cash compensation expense                  168        244        337        503
                                        -------------------------------------------
Operating income                             1,016      2,896        186      1,112

Interest expense, net                        3,804      4,989      7,304      9,407
                                        -------------------------------------------
Net loss                                   $(2,788)   $(2,093)   $(7,118)   $(8,295)

Less preferred stock dividends                (118)      (355)      (118)      (711)

Loss applicable to common stock            $(2,906)   $(2,448)   $(7,236)   $(9,006)
                                        ===========================================

Loss per common share                       $(0.26)    $(0.22)    $(0.65)    $(0.79)
                                        ===========================================

Weighted average number of common
 shares outstanding                         11,169     11,347     11,144     11,347
                                        ===========================================

See accompanying notes.

                            ARGYLE TELEVISION, INC.

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                            COMMON      ADDITIONAL    RETAINED
                                         AND PREFERRED    PAID-IN     EARNINGS
                                             STOCK        CAPITAL    (DEFICIT)     TOTAL
                                       ---------------------------------------------------
                                                          (In thousands)
Balances at December 31, 1996                  $115       $159,454    $(30,417)   $129,152
Compensation element of stock options             -            504           -         504
Dividends paid on preferred stock                 -           (711)          -        (711)
Net loss                                          -              -      (8,295)     (8,295)
                                       ---------------------------------------------------
Balances at June 30, 1997                      $115       $159,247    $(38,712)   $120,650
                                       ===================================================

See accompanying notes.

                            ARGYLE TELEVISION, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                           SIX MONTHS ENDED
                                                               JUNE 30
                                                         --------------------
                                                           1996       1997
                                                         --------------------
OPERATING ACTIVITIES                                        (In thousands)
Net loss                                                 $ (7,118)  $ (8,295)
   Adjustments to reconcile net loss to
    net cash used in operating
    activities:
   Depreciation                                             2,117      2,798
   Amortization of intangible assets                        8,607      9,962
   Amortization of deferred financing
    costs                                                     372        325
   Amortization of program rights                           2,571      2,119
   Program payments                                        (1,909)    (2,338)
   Compensation element of stock options                      337        504
   Fair value adjustments of interest
    rate protection agreements                              1,021       (328)
   Changes in operating assets and
    liabilities, net                                       (6,258)    (3,146)
                                                         -------------------
Net cash provided by (used in)
 operating activities                                        (260)     1,601

INVESTING ACTIVITIES
Acquisition of stations                                    (5,933)   (23,088)
Purchases of property, plant and
 equipment, net                                            (3,590)    (4,091)
Partial payment on relocation of studio                      (927)         -
                                                         -------------------
Net cash used in investing activities                     (10,450)   (27,179)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                   15,500     33,000
Payment of long-term debt                                  (4,000)    (5,500)
Dividends paid on preferred stock                            (118)      (711)
                                                         -------------------
Net cash provided by financing activities                  11,382     26,789

Increase in cash and cash equivalents                         672      1,211
Cash and cash equivalents at beginning of period            2,206        949
                                                         -------------------

Cash and cash equivalents at end of
 period                                                  $  2,878      2,160
                                                         ===================

Businesses acquired in purchase
 transaction:
   Fair market value of assets acquired                  $ 38,303   $ 23,102
   Liabilities assumed                                     (4,773)        14
   Issuance of preferred stock                            (21,876)         -
   Issuance of common stock                                (5,721)         -
                                                         -------------------
Net cash paid for acquisitions                           $  5,933   $ 23,088
                                                         ===================

Supplemental Cash Flow Information:
Purchase price valuation adjustment
 affecting equipment and FCC licenses                    $  1,277   $      -

See accompanying notes.

                            ARGYLE TELEVISION, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


                                 JUNE 30, 1997


1. SUMMARY OF ACCOUNTING POLICIES

   The condensed consolidated financial statements include the accounts of Argyle Television, Inc. (the "Company") and its wholly owned subsidiaries. All significant intercompany accounts have been eliminated in consolidation. References herein to the Company include its subsidiaries, unless the context requires otherwise.


   The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.


2. ACQUISITIONS


   In November 1996, the Company entered into a definitive agreement (the Gannett Swap) with Gannett Co., Inc. (Gannett) to swap the Company's WZZM and WGRZ for Gannett's WLWT, the NBC affiliate in Cincinnati, Ohio, and KOCO, the ABC affiliate in Oklahoma City, Oklahoma. In connection with this transaction, the Company agreed to pay Gannett $20 million in additional consideration, funded by borrowings under the Company's credit agreement. This transaction closed on January 31, 1997.


   This acquisition was accounted for as a purchase and, accordingly, the purchase price and related acquisition costs have been allocated to the acquired assets and liabilities based upon their fair market values. The excess of the purchase price over the net fair market value of the tangible assets acquired and the liabilities assumed was allocated to identifiable intangible assets including FCC licenses. The condensed consolidated financial statements include the results of operations of the acquired stations since the date of the acquisition.


   On March 26, 1997, the Company entered into an agreement with The Hearst Corporation (Hearst) to combine the television broadcast group of Hearst with and into the Company, with the Company to be renamed "Hearst-Argyle Television, Inc." upon completion of the transaction (the Hearst Transaction). The Hearst Transaction has been approved by the boards of directors of both Hearst and the Company and is being submitted to stockholders of the Company for approval at the annual meeting to be held August 28, 1997. For more information about the Hearst Transaction, including its anticipated effect on the Company, its stockholders, directors, financial position, operations and management, and other matters, reference is hereby made to the

                            ARGYLE TELEVISION, INC.
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)


                                 JUNE 30, 1997

Company's Proxy Statement/Prospectus dated July 31, 1997 (the Proxy Statement) mailed to stockholders and filed with the Securities and Exchange Commission.

   The following unaudited pro forma results of operations reflect combined historical results for the Company's (i) WAPT, KITV, WLWT, KOCO and the Arkansas Stations and the Company's share of the combined broadcast cash flows from the Clear Channel Venture; (ii) the Hearst Stations, to be combined initially with the Company's stations, which include WCVB, WTAE, WBAL, WISN, KMBC and WDTN; and
(iii) fees associated with Hearst-Argyle's management of certain properties owned by Hearst, as if all acquisitions and transactions occurred at the beginning of the respective periods. (See Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.) In connection with the Hearst Transaction and under FCC regulations, Hearst-Argyle will be required to divest the Company's interest in the Clear Channel Venture and WDTN.

                                          SIX MONTHS ENDED JUNE 30,
                                              1996         1997
                                    -------------------------------------
                                    (In thousands, except per share data)
Total revenues                                $181,571     $185,332
Earnings from continuing operations
 attributable to common stock                 $ 16,579     $ 19,975

Earnings from continuing operations per
 share attributable to common stock           $   0.37     $   0.45


Pro forma weighted average number of
 shares used in calculations*                   44,636       44,636

* Gives effect to the issuance of shares in the Hearst Transaction assuming Company stockholders elect to receive the maximum cash offered.


   The above pro forma results are presented in response to applicable accounting rules relating to business acquisitions and are not necessarily indicative of the actual results that would be achieved had each of the stations been acquired at the beginning of the periods presented, nor are they indicative of future results of operations.

3.  LONG-TERM DEBT

Long-term debt consists of the following:

                                          December 31, 1996  June 30, 1997
                                          --------------------------------
   Bank Credit Agreement:
       Revolving credit facility          $ 21,500,000        $ 49,000,000
   Senior Subordinated Notes               150,000,000         150,000,000
   Less current maturities                -                              -
                                          --------------------------------
                                          $171,500,000        $199,000,000
                                          ================================

                            ARGYLE TELEVISION, INC.
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)


                                 JUNE 30, 1997


   Under the terms of the Company's Bank Credit Agreement, the Company is required to enter into interest rate protection agreements to modify the interest characteristics of a portion (approximately 50%) of its outstanding borrowings thereunder from a floating rate to a fixed rate.

   The Company wrote two options that gave the option holder the right to enter into two interest rate swap agreements with the Company during May and June 1996. Option premiums for these two options were $1,000,477. The option holder exercised these options in May and June 1996, effectively fixing the Company's base interest rate at approximately 7% on $35 million of its borrowings until June 1999.

   Additional information regarding these interest rate protection agreements in effect at June 30, 1997 follows:

                                                     AVERAGE     AVERAGE    ESTIMATED
                                  NOTIONAL AMOUNT  RECEIVE RATE  PAY RATE   FAIR VALUE
                                ------------------------------------------------------
Interest rate swap agreements:
     Fixed rate agreement             $20,000,000      LIBOR        7.01%   $(307,320)
     Fixed rate agreement             $15,000,000      LIBOR        6.98%   $(231,338)

   The Company is exposed to credit loss in the event the other parties on the above agreements do not perform, but the Company does not anticipate non-performance by any of these counter parties, all of which are major financial institutions.

     The Company has received a financing commitment from Chase Manhattan Bank to provide a $1.0 billion credit facility. (See Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.)

4. INCOME TAXES

   As a result of the losses incurred by the Company for the periods through June 30, 1997, no federal income tax expense has been recorded.

   At June 30, 1997, the Company has available net operating loss (NOL) carryforwards for federal income tax purposes of approximately $13.3 million, $16.5 million, and $6.4 million, which will expire in 2010, 2011, and 2012, respectively. The Hearst Transaction will cause the Company to experience an "ownership change" within the meaning of the Internal Revenue Code and accordingly, such NOL carryforwards will be limited after and assuming such transaction is consummated.

                            ARGYLE TELEVISION, INC.
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)


                                 JUNE 30, 1997

5.  RELATED PARTY TRANSACTIONS

   The Company has entered into separate agreements with one of its shareholders, Argyle Television Investors, L.P., and the shareholder's general partner, ATI General Partner, L.P. (the Partnerships), under which the Company provides to the Partnerships personnel, office, property, services, expertise, systems and other assets and amenities. In consideration for such, the Partnerships are required to reimburse the Company for expenses and costs allocated to providing these services to the Partnerships. During the three and six months ended June 30, 1997, the Company recognized total reimbursements of approximately $224,000 and $420,000, respectively, under these agreements. Such reimbursements are offset against corporate general and administrative expenses in the accompanying statements of operations.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
The Hearst Corporation

  We have audited the accompanying combined balance sheets of the Hearst Broadcast Group of The Hearst Corporation (referred to as the "Group") as of December 31, 1995 and 1996, and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Group at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
New York, New York
May 1, 1997

              THE HEARST BROADCAST GROUP OF THE HEARST CORPORATION

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                     ASSETS                           1995           1996
                     ------                       -------------  -------------
CURRENT ASSETS:
  Cash and cash equivalents...................... $   2,989,553  $   2,881,884
  Accounts receivable, net of allowance for
   doubtful accounts of $1,626,120 and $1,693,744
   in 1995 and 1996, respectively................    70,126,126     64,216,484
  Program rights.................................    28,043,437     25,611,365
  Deferred income tax benefits...................     3,475,311      3,012,810
  Other..........................................     3,544,844      3,824,436
                                                  -------------  -------------
      Total current assets.......................   108,179,271     99,546,979
                                                  -------------  -------------
PROPERTY, PLANT AND EQUIPMENT:
  Land, buildings and improvements...............    16,278,849     17,301,354
  Broadcasting equipment.........................   106,511,154    108,250,614
  Office furniture, equipment and other..........    11,265,008     12,298,439
  Construction in progress.......................     1,177,629        768,552
  Less accumulated depreciation and
   amortization..................................  (104,216,576)  (106,515,373)
                                                  -------------  -------------
                                                     31,016,064     32,103,586
                                                  -------------  -------------
GOODWILL AND OTHER INTANGIBLES, Net..............   243,704,325    233,410,571
                                                  -------------  -------------
OTHER ASSETS:
  Program rights.................................       738,368        483,173
  Other..........................................     1,767,826      1,411,353
                                                  -------------  -------------
                                                      2,506,194      1,894,526
                                                  -------------  -------------
      TOTAL...................................... $ 385,405,854  $ 366,955,662
                                                  =============  =============
                   LIABILITIES
                   -----------
CURRENT LIABILITIES:
  Accounts payable............................... $   3,775,278  $   4,096,996
  Accrued liabilities............................    14,290,552     17,165,646
  Program rights.................................    32,449,075     25,718,650
  Other..........................................       852,336      1,414,814
                                                  -------------  -------------
      Total current liabilities..................    51,367,241     48,396,106
DEFERRED INCOME TAXES............................    55,082,097     54,991,592
PROGRAM RIGHTS...................................     1,360,051      1,507,840
OTHER LIABILITIES................................     4,834,242      3,040,386
COMMITMENTS AND CONTINGENCIES....................
DUE TO PARENT COMPANY AND AFFILIATES.............   272,762,223    259,019,738
                                                  -------------  -------------
      TOTAL...................................... $ 385,405,854  $ 366,955,662
                                                  =============  =============

                  See notes to combined financial statements.

              THE HEARST BROADCAST GROUP OF THE HEARST CORPORATION

                       COMBINED STATEMENTS OF OPERATIONS
                 YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

                                            1994         1995         1996
                                        ------------ ------------ ------------
TOTAL REVENUES......................... $259,459,248 $279,340,044 $283,970,855
STATION OPERATING EXPENSES.............  106,281,026  117,534,578  121,500,863
AMORTIZATION OF PROGRAM RIGHTS.........   40,266,120   38,619,342   40,296,566
DEPRECIATION AND AMORTIZATION..........   23,071,349   22,134,202   16,970,594
                                        ------------ ------------ ------------
STATION OPERATING INCOME...............   89,840,753  101,051,922  105,202,832
CORPORATE GENERAL AND ADMINISTRATIVE
 EXPENSES..............................    8,006,766    7,857,597    7,658,427
INTEREST EXPENSE, NET..................   22,677,737   22,217,475   21,234,985
                                        ------------ ------------ ------------
INCOME BEFORE PROVISION FOR INCOME
 TAXES.................................   59,156,250   70,976,850   76,309,420
PROVISION FOR INCOME TAXES.............   25,265,470   30,182,357   31,906,940
                                        ------------ ------------ ------------
NET INCOME............................. $ 33,890,780 $ 40,794,493 $ 44,402,480
                                        ============ ============ ============


                  See notes to combined financial statements.

              THE HEARST BROADCAST GROUP OF THE HEARST CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

                                          1994          1995          1996
                                          ----          ----          ----
OPERATING ACTIVITIES:
Net income..........................  $ 33,890,780  $ 40,794,493  $ 44,402,480
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
  Depreciation and amortization of
   property, plant and equipment....     6,291,259     6,271,016     6,676,840
  Amortization of intangible
   assets...........................    16,780,090    15,863,186    10,293,754
  Amortization of program rights....    40,266,120    38,619,342    40,296,566
  Program rights payments...........   (39,179,171)  (38,766,873)  (44,522,933)
  Other.............................        71,535       372,613       330,998
  Provision for doubtful accounts...       793,707     1,130,264       989,298
  Deferred income taxes.............    (1,586,544)     (111,451)      371,995
  Changes in operating assets and
   liabilities:
    Accounts receivable.............   (14,595,435)   (4,485,003)    4,920,344
    Other assets....................       897,602      (418,054)       76,882
    Accounts payable and accrued
     liabilities....................      (636,900)    1,985,128     3,196,812
    Other liabilities...............     1,466,766       (69,867)   (1,231,378)
                                      ------------  ------------  ------------
      Net cash provided by operating
       activities...................    44,459,809    61,184,794    65,801,658
INVESTING ACTIVITIES--Purchases of
 property, plant and equipment,
 net................................    (8,429,697)   (8,621,082)   (7,764,362)
FINANCING ACTIVITIES--Due to parent
 company and affiliates.............   (33,584,343)  (52,019,928)  (58,144,965)
                                      ------------  ------------  ------------
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS........................     2,445,769       543,784      (107,669)
CASH AND CASH EQUIVALENTS, BEGINNING
 OF YEAR............................            --     2,445,769     2,989,553
                                      ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, END OF
 YEAR...............................  $  2,445,769  $  2,989,553  $  2,881,884
                                      ============  ============  ============


                  See notes to combined financial statements.

             THE HEARST BROADCAST GROUP OF THE HEARST CORPORATION

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

1. ORGANIZATION AND NATURE OF OPERATIONS

  The accompanying combined financial statements of the Hearst Broadcast Group (the "Group") of The Hearst Corporation (the "Corporation") include the combined operating results of the WCVB-TV Division (including Hearst Broadcasting Productions), WTAE-TV Division, WBAL-TV Division, KMBC-TV Division, WISN-TV Division and the WDTN-TV Division of the Corporation.

  The Group owns and operates six network-affiliated television stations in geographically diverse markets in the United States. Five of the stations are affiliates of the American Broadcasting Companies ("ABC") and one station is an affiliate of the National Broadcasting Company, Inc. ("NBC"). The Group operates in one business segment, commercial television broadcasting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES

  Basis of Presentation--All significant interdivisional accounts and transactions have been eliminated in the combination.

  Cash Equivalents--All highly liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents.

  Accounts Receivable--Concentration of credit risk with respect to accounts receivable is limited due to the large number of geographically diverse customers, individually small balances and short payment terms.

  Program Rights--Program rights and the corresponding contractual obligations are recorded when the license period begins and the programs are available for use. Program rights are carried at the lower of unamortized cost or estimated net realizable value on a program by program basis and such amounts are not discounted. Any reduction in unamortized costs to net realizable value is included in amortization of program rights in the accompanying combined statements of operations. Such reductions in unamortized costs for the years ended 1994, 1995 and 1996 were not material except for a writedown of $3,600,000 in 1994. Costs of off network syndicated product, first run programming, features films and cartoons are amortized on the future number of showings on an accelerated basis contemplating the estimated revenue to be earned per showing, but generally not exceeding five years. Program rights and the corresponding contractual obligations are classified as current or long-term based on estimated usage and payment terms, respectively.

  Barter and Trade Transactions--Barter transactions represent the exchange of commercial air time for programming. Trade transactions represent the exchange of commercial air time for merchandise or services. Barter transactions are generally recorded at the fair market value of the commercial air time relinquished. Trade transactions are generally recorded at the fair market value of the merchandise or services received. Barter program rights and payables are recorded for barter transactions based upon the availability of the programming for broadcast. Revenue is recognized on barter and trade transactions when the commercials are broadcast; expenses are recorded when the program, merchandise or service received is utilized. Barter and trade revenues were approximately, $2,054,000, $3,871,000 and $4,185,000 for the years ended December 31, 1994, 1995 and 1996, respectively. Barter and trade expenses were approximately $1,948,000, $3,852,000 and $4,143,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

  Property, Plant and Equipment--Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are generally calculated on the straight-line method over the estimated useful lives (or lease terms, if shorter) of the assets ranging from 3 to 40 years. Improvements are capitalized, while maintenance and repairs are charged to expense as incurred.

  Goodwill and Other Intangibles--Goodwill and other intangibles are recorded at cost. In management's opinion, none of the goodwill acquired prior to November 1, 1970 (the date after which goodwill resulting from subsequent acquisitions required amortization) has declined in value. Accordingly, such assets are not being

             THE HEARST BROADCAST GROUP OF THE HEARST CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

amortized. Goodwill and other intangible assets acquired subsequent to October 31, 1970 are being amortized on the straight-line method over varying lives not exceeding forty years (Note 3).

  Income Taxes--The Group is included in the Corporation's consolidated Federal, state and local income tax returns. The Group's pro rata share of the Corporation's consolidated income tax liabilities is allocated to the Group on a separate return basis. In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," deferred income tax assets and liabilities are measured based upon the difference between the financial accounting and tax bases of assets and liabilities.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates used in the preparation of the Group's combined financial statements include estimates of the allowance for uncollectible accounts and realizability of program rights. In management's opinion, actual results are not expected to vary materially from the estimates and assumptions used in preparing these combined financial statements.

3. GOODWILL AND OTHER INTANGIBLES

  Goodwill and other intangible assets at December 31, 1995 and 1996 consist of the following:

                                              RANGE
                                               OF
                                              LIVES
                                             (YEARS)     1995         1996
                                             ------- ------------ ------------
Goodwill....................................   40    $149,211,887 $149,211,887
Advertiser client base asset................   35     122,828,300  122,828,300
Favorable studio and office space lease.....   40      23,637,936   23,637,936
Accelerated market growth asset.............  17-24    20,186,300   20,186,300
Underdeveloped market competition asset.....   5-7     28,430,600   28,430,600
Premium for early delivery of physical
 plant......................................   10      63,588,300   63,588,300
ABC network affiliation agreement...........   40      18,154,333   18,154,333
Management employment contracts.............    3      26,765,600   26,765,600
Other....................................... various   43,926,306   43,926,306
                                                     ------------ ------------
                                                      496,729,562  496,729,562
Accumulated amortization....................          253,025,237  263,318,991
                                                     ------------ ------------
                                                     $243,704,325 $233,410,571
                                                     ============ ============

4. ACCRUED LIABILITIES

  Accrued liabilities at December 31, 1995 and 1996 consist of the following:

                                                           1995        1996
                                                           ----        ----
     Payroll and related costs......................... $ 9,385,112 $11,305,557
     Other.............................................   4,905,440   5,860,089
                                                        ----------- -----------
                                                        $14,290,552 $17,165,646
                                                        =========== ===========

             THE HEARST BROADCAST GROUP OF THE HEARST CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

5. INCOME TAXES

  The provision for income taxes for the years ended December 31, 1994, 1995, and 1996 consists of the following:

                                             1994         1995         1996
                                             ----         ----         ----
     Current:
       State and local................... $ 4,956,786  $ 5,592,128  $ 5,821,238
       Federal...........................  21,895,228   24,701,680   25,713,707
                                          -----------  -----------  -----------
                                           26,852,014   30,293,808   31,534,945
                                          -----------  -----------  -----------
     Deferred:
       State and local...................    (292,871)    (20,573)       68,669
       Federal...........................  (1,293,673)    (90,878)      303,326
                                          -----------  -----------  -----------
                                           (1,586,544)    (111,451)     371,995
                                          -----------  -----------  -----------
     Provision for income taxes.......... $25,265,470  $30,182,357  $31,906,940
                                          ===========  ===========  ===========

  The effective income tax rate for the years ended December 31, 1994, 1995 and 1996 varies from the statutory U.S. Federal income tax rate due to the following:

                                                               1994  1995  1996
                                                               ----  ----  ----
     Statutory U.S. Federal income tax rate................... 35.0% 35.0% 35.0%
     State income taxes, net of Federal tax benefit...........  5.1   5.1   5.0
     Other non-deductible business expenses...................  2.6   2.4   1.8
                                                               ----  ----  ----
     Effective income tax rate................................ 42.7% 42.5% 41.8%
                                                               ====  ====  ====

  Deferred income tax liabilities and assets at December 31, 1995 and 1996 consist of the following:

                                                            1995        1996
                                                            ----        ----
Deferred income tax liabilities:
  Accelerated depreciation.............................. $ 5,299,504 $ 5,150,583
  Amortization of intangibles...........................  50,063,903  49,982,237
                                                         ----------- -----------
Total deferred income tax liabilities...................  55,363,407  55,132,820
                                                         ----------- -----------
Deferred income tax assets:
  Allowance for doubtful accounts and others............   3,475,311   3,012,810
  Other.................................................     281,310     141,228
                                                         ----------- -----------
Total deferred income tax assets........................   3,756,621   3,154,038
                                                         ----------- -----------
Net deferred income tax assets/liabilities.............. $51,606,786 $51,978,782
                                                         =========== ===========

6. RELATED PARTY TRANSACTIONS

  Certain management services are provided to the Group by the Corporation. Such services include data processing, legal, tax, treasury, internal audit, risk management, and other support services. The Group was allocated expenses for the years ended December 31, 1994, 1995 and 1996 of $1,644,012, $1,614,464
and $1,875,073, respectively, related to these services. In addition, the Corporation allocated interest expense to the Group which was based on the average balance of the Due to Parent Company and Affiliates account at an interest rate of 8% per annum. Allocated expenses are based on the Corporation's estimate of expenses related to

             THE HEARST BROADCAST GROUP OF THE HEARST CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

the services provided to the Group in relation to those provided to other divisions or subsidiaries of the Corporation. Management believes that these allocations were made on a reasonable basis. However, the allocations are not necessarily indicative of the level of expenses that might have been incurred had the Group contracted directly with third parties. The fees and expenses to be paid by the Group to the Corporation are subject to change. In addition, certain costs (principally salaries, fringe benefits and incentive compensation) were incurred by the Group, paid by the Corporation and charged to the Group for the years ended December 31, 1994, 1995 and 1996 in the amounts of $6,885,629, $6,710,447 and $6,203,320, respectively (also see Note
9).

  Payment of trade payables and other disbursements are processed through a cash concentration account maintained by the Corporation. Subsequent to the collection of trade receivables by the Group, all cash is transferred to the Corporation.

  The activity in the Due to Parent Company and Affiliates account for the years ended December 31, 1994, 1995 and 1996 is as follows:

                                         1994          1995          1996
                                         ----          ----          ----
Balance, beginning of year.......... $283,681,221  $283,987,658  $272,762,223
Net income..........................   33,890,780    40,794,493    44,402,480
Transfers to the Corporation and
 affiliated companies, net..........  (33,584,343)  (52,019,928)  (58,144,965)
                                     ------------  ------------  ------------
Balance, end of year................ $283,987,658  $272,762,223  $259,019,738
                                     ============  ============  ============

  In accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," the Group believes that it is not practicable to estimate the current fair value of the amounts due to the Corporation because of the related party nature of the transactions.

7.COMMITMENTS

  The Group has obligations to various program syndicators and distributors in accordance with current contracts for the rights to broadcast programs. Future payments as of December 31, 1996 scheduled under contracts for programs available are as follows:

      1997.......................................................... $25,718,650
      1998..........................................................     555,880
      1999..........................................................     451,960
      2000..........................................................     300,000
      2001..........................................................     200,000
                                                                     -----------
                                                                     $27,226,490
                                                                     ===========

             THE HEARST BROADCAST GROUP OF THE HEARST CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

  The Group has various agreements relating to noncancelable operating leases with an initial term of one year or more (some of which contain renewal options), future program rights not available for broadcast at December 31, 1996, and employment contracts with key employees. Future minimum payments under terms of these agreements at December 31, 1996 are as follows:

                                                                     EMPLOYMENT
                                              OPERATING    PROGRAM   AND TALENT
                                                LEASES     RIGHTS     CONTRACTS
                                              ---------- ----------- -----------
     1997.................................... $1,216,944 $11,990,403 $16,140,697
     1998....................................  1,111,741  34,092,390  10,445,656
     1999....................................    949,463  24,000,384   4,433,464
     2000....................................    923,628  15,707,734   1,750,189
     2001 and thereafter.....................  4,501,521     310,390     563,705
                                              ---------- ----------- -----------
                                              $8,703,297 $86,101,301 $33,333,711
                                              ========== =========== ===========

  Rent expense for operating leases was $2,285,925, $2,755,425 and $2,975,308 for the years ended December 31, 1994, 1995 and 1996, respectively.

  In the normal course of business, the Group is subject to various claims and lawsuits. In the opinion of the Group's management, liabilities, if any, arising from these matters will not have a significant effect on the Group's financial statements.

8.INCENTIVE COMPENSATION PLANS

  The Corporation has a long-term incentive compensation plan that covers 13 employees of the Group who are considered by management to be making substantial contributions to the growth and profitability of the Group and the Corporation. Grants awarded under this plan cover three-year operating cycles, with cash payouts made after the close of each three-year cycle based upon growth in operating performance. The annual amount charged to expense, which amounted to $3,414,538 in 1994, $3,732,016 in 1995 and $2,965,311 in 1996, is
determined by estimating the aggregate expense for each open three-year cycle; actual cash payouts related to the 1992--1994 cycle (paid in 1995), to the 1993--1995 cycle (paid in 1996) and to the 1994--1996 cycle (paid in 1997)
resulted in disbursements (pretax) of $1,825,579, $3,796,530 and $4,621,437 respectively.

  The Corporation also has a short-term incentive compensation plan that covers the most senior key executives of the Group who have the most impact on overall corporate policy, and are therefore those executives largely responsible for the growth and profitability of the Group and the Corporation. Payouts under this plan are made annually, and are based upon the Group and the Corporation's achieving specified financial performance objectives. Annual expense for the Group amounted to $389,000 in 1994, 1995 and 1996.

             THE HEARST BROADCAST GROUP OF THE HEARST CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

9.PENSIONS AND EMPLOYEE SAVINGS PLANS


  The Group contributes to a multiemployer union pension plan, for which no benefit information for each contributing employer is available. The cost for the plan was approximately $477,954 in 1994, $441,309 in 1995, and $648,759 in
1996.

  In addition, the Group has certain non-union employees that are eligible for participation in the Corporation's noncontributory defined benefit plan, and the Corporation's nonqualified retirement plan. The Corporation also has a defined benefit plan for eligible employees covered by collective bargaining agreements; costs of these plans generally are accrued and paid in accordance with the related agreements. The Group's pension costs for these plans are allocated to the Group through the Due to Parent Company and Affiliates account on the accompanying combined balance sheets. The cost for such plans was approximately $1,616,938 in 1994, $1,237,888 in 1995, and $1,830,413 in
1996.

  Substantially all of the Group's employees are eligible to participate in defined contribution plans. The Group's expense recognized for all of these plans was $623,977 in 1994, $635,906 in 1995 and $647,953 in 1996.

10.SUBSEQUENT EVENTS

  On March 26, 1997, the Corporation announced that it had entered into an agreement to combine the Group with the six television stations of Argyle Television, Inc. ("Argyle"), and to rename the new venture Hearst-Argyle Television, Inc. ("Hearst-Argyle"). Argyle shareholders will receive a choice of either $26.50 per share in cash, one share of Series A common stock of Hearst-Argyle, or a mixed consideration of $13.25 in cash and one-half share of the Series A common stock of Hearst-Argyle. Assuming a full cash election by existing Argyle shareholders, up to $160 million of the aggregate purchase price of approximately $320 million would be paid in cash.

  After the combination, the Corporation will hold approximately 86% of the common shares of Hearst-Argyle. The total capitalization of the new company will exceed $1.8 billion and will have approximately $640 million of debt outstanding. For the year ended December 31, 1996, the unaudited pro forma combined revenues were $370 million ($284 million from the Group) and pro forma broadcast cash flow was $158 million ($118 million from the Group). The proposed combination has been approved by the Boards of Directors of both companies, and is subject to further approval by Argyle shareholders and the usual regulatory authorities.

                                    ******

THE HEARST BROADCAST GROUP OF
THE HEARST CORPORATION

CONDENSED COMBINED BALANCE SHEET
JUNE 30, 1997
--------------------------------------------------------------------------------

                                            (UNAUDITED)
                                           (IN THOUSANDS)

ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                  $  5,050
    Accounts receivable, net                     70,607
    Program rights                                6,844
    Deferred income tax benefits                  2,964
    Other                                         3,834
                                               --------
          Total current assets                   89,299
                                               --------

PROPERTY, PLANT AND EQUIPMENT, Net               30,208
                                               --------

GOODWILL AND OTHER INTANGIBLES, Net             228,813
                                               --------


OTHER ASSETS:
    Program rights                                  419
    Other                                         1,097
                                               --------
                                                  1,516
                                               --------

TOTAL                                          $349,836
                                               ========


LIABILITIES

CURRENT LIABILITIES:
  Accounts payable                             $  3,460
  Accrued liabilities                            11,258
  Program rights                                  7,180
  Other                                           4,331
                                               --------

           Total current liabilities             26,229

DEFERRED INCOME TAXES                            54,170

PROGRAM RIGHTS                                    1,167

OTHER LIABILITIES                                 4,799

DUE TO PARENT COMPANY AND AFFILIATES            263,471
                                               --------

           TOTAL                               $349,836
                                               ========


See notes to condensed combined financial statements.


THE HEARST BROADCAST GROUP OF
THE HEARST CORPORATION

CONDENSED COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                            SIX MONTHS
                                                              ENDED
                                                             JUNE 30,
                                                        1996         1997
                                                          (IN THOUSANDS)
                                                           (UNAUDITED)
TOTAL REVENUES                                        $139,616     $143,566

STATION OPERATING EXPENSES                              58,594       60,596

AMORTIZATION OF PROGRAM RIGHTS                          21,476       19,052

DEPRECIATION AND AMORTIZATION                            8,584        8,190
                                                      --------     --------

STATION OPERATING INCOME                                50,962       55,728

CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES            3,965        4,467

INTEREST EXPENSE-NET                                    12,823       12,485
                                                      --------     --------

INCOME BEFORE PROVISION FOR INCOME TAXES                34,174       38,776

PROVISION FOR INCOME TAXES                              14,244       16,054
                                                      --------     --------

NET INCOME                                            $ 19,930     $ 22,722
                                                      ========     ========


See notes to condensed combined financial statements.

THE HEARST BROADCAST GROUP OF
THE HEARST CORPORATION

CONDENSED COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                                 SIX MONTHS
                                                                                   ENDED
                                                                                  JUNE 30,
                                                                              1996         1997
                                                                                (IN THOUSANDS)
                                                                                 (UNAUDITED)

OPERATING ACTIVITIES:
  Net income                                                               $ 19,930      $ 22,722
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization of property, plant and equipment            3,416         3,578
    Amortization of intangible assets                                         5,168         4,612
    Amortization of program rights                                           21,476        19,052
    Program rights payments                                                 (23,911)      (19,108)
    Other                                                                    (1,550)       (1,699)
    Provision for doubtful accounts                                             524           522
    Deferred income taxes                                                      (966)         (773)
    Changes in operating assets and liabilities, net                          5,029        (6,784)
                                                                           --------      --------

          Net cash provided by operating activities                          29,116        22,122

INVESTING ACTIVITIES -Purchases of property, plant and
  equipment, net                                                             (3,185)       (1,683)

FINANCING ACTIVITIES - Due to parent company and affiliates                 (24,991)      (18,271)
                                                                           --------      --------

INCREASE IN CASH AND CASH EQUIVALENTS                                           940         2,168

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                2,990         2,882
                                                                           --------      --------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                   $  3,930      $  5,050
                                                                           ========      ========


See notes to condensed combined financial statements.

THE HEARST BROADCAST GROUP OF
THE HEARST CORPORATION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The condensed combined financial statements include the accounts of the Hearst Broadcast Group (the "Group") of The Hearst Corporation (the "Corporation").

      The accompanying unaudited condensed combined financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. All significant interdivisional transactions have been eliminated in the combination. The operating results for the six-month periods ended June 30 are not necessarily indicative of the results that may be expected for a full year.

2. SALE OF GROUP

      On March 26, 1997, the Corporation announced that it had entered into an agreement to combine the Group with the six television stations of Argyle Television, Inc. ("Argyle"), and to rename the new venture Hearst-Argyle Television, Inc. ("Hearst-Argyle"). Argyle shareholders will receive a choice of either $26.50 per share in cash, one share of Series A common stock of Hearst-Argyle, or a mixed consideration of $13.25 in cash and one-half share of the Series A common stock of Hearst-Argyle. Assuming a full cash election by existing Argyle shareholders, up to $160 million of the aggregate purchase price of approximately $320 million would be paid in cash.

      After the combination, the Corporation will hold approximately 86% of the common shares of Hearst-Argyle. The total capitalization of the new company will exceed $1.8 billion and will have approximately $640 million of debt outstanding. For the year ended December 31, 1996, the pro forma combined revenues were $370 million ($284 million for the Group) and pro forma broadcast cash flow was $158 million ($118 million from the Group). The proposed combination has been approved by the Boards of Directors of both companies, and is subject to further approval by Argyle shareholders.

                                   * * * * *

                    UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements (the "Pro Forma Statements") give effect to the Hearst Transaction. Upon consummation of the Hearst Transaction, at the election of each Argyle stockholder, Argyle stockholders will receive (i) the Cash Consideration; (ii) the Stock Consideration; or, (iii) the Mixed Consideration. The following Pro Forma Statements assume that the Argyle stockholders in the aggregate receive $100 million, which reflects the actual elections received from stockholders.

     For accounting purposes, Hearst has been deemed to be the acquiror of Argyle. Accordingly, the assets and liabilities of Argyle have been adjusted to the extent acquired by Hearst to their estimated fair values based upon preliminary purchase price allocation. The net assets of the Hearst Broadcast Group have been reflected at their historical cost basis.

     The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 1996 and 1997 give effect to the Hearst Transaction as if it had occurred at the beginning of each period presented. The unaudited pro forma combined condensed statements of operations were prepared based upon the historical combined statements of operations of the Hearst Broadcast Group and the unaudited pro forma combined condensed statements of operations of Argyle. The unaudited pro forma combined condensed statements of operations of Argyle for 1996 give effect to the acquisition of the Arkansas Stations, the Clear Channel Venture and the Gannett Swap as if all such transactions had occurred at the beginning of 1996; and for 1997 give effect to the Gannett Swap as if such transaction had occurred at the beginning of 1997.

     The unaudited pro forma combined condensed balance sheet at June 30, 1997 gives effect to the Hearst Transaction as if it had occurred on June 30, 1997 and is based upon the historical balance sheets of the Hearst Broadcast Group and Argyle.

     The Pro Forma Statements should be read in conjunction with the Hearst Broadcast Group and Argyle historical and pro forma financial statements included in this Form 8-K.

     Economies of scale or synergies which may be available to the Hearst-Argyle stations as a result of the Merger were not considered in the Pro Forma Statements. The Pro Forma Statements are not necessarily indicative of the actual results of operations or financial position of Hearst-Argyle that would have occurred had the Hearst Transaction occurred on the dates indicated nor are they necessarily indicative of future operation results or financial position.

                         Hearst-Argyle Television, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                               as of June 30, 1997
                                 (In thousands)

                                                                                                       Hearst
                                                                       Argyle         Hearst         Transaction
                                                                     Historical     Historical       Adjustments
                                                                    ------------------------------------------------
Assets
Current assets:
               Cash and cash equivalents                                   $2,160         $5,050        $  200,000  a)
                                                                                                          (200,000) b)
               Accounts receivable, net                                    17,413         70,607
               Program rights                                               7,053          6,844
               Deferred tax asset                                             -            2,964             5,600  b)
               Other                                                        1,372          3,834
                                                                    ----------------------------------------------
Total current assets                                                       27,998         89,299             5,600

Property, plant, and equipment, net                                        51,264         30,208
Intangible assets, net                                                    234,072        228,813           175,382  a)

Other:
               Deferred acquisition and financing costs, net                6,096                            6,000  a)
                                                                                                              (564) b)
               Program rights, noncurrent                                   4,640            419
               Other assets                                                14,398          1,097            35,800  a)
                                                                    ----------------------------------------------

Total assets                                                           $  338,468     $  349,836        $  222,218
                                                                    ==============================================

Liabilities and Stockholders' Equity
Current liabilities:
               Accounts payable & accrued liabilities                      $6,436        $14,718            35,000  a)
               Program rights payable                                       6,589          7,180
               Other current liabilities                                      140          4,331
                                                                    ----------------------------------------------
Total current liabilities                                                  13,165         26,229            35,000

Deferred tax liability                                                        -           54,170
Program rights payable, noncurrent                                          5,568          1,167
Other liabilities                                                              85          4,799
Due to parent company                                                         -          263,471          (263,471) a)

Senior bank debt, net                                                      49,000                          405,000  b) c)
Bridge debt                                                                                                200,000  a)
                                                                                                          (200,000) b)
Private placement debt                                                                                     275,000  a)
                                                                                                          (275,000) b)
Subordinated debt                                                         150,000
Stockholders' equity:
               Series A common stock                                           39                               43  a)
               Series B common stock                                            1                              395  a)
               Series C common stock                                           73                              (73) a)
               Preferred stock                                                  2
               Additional paid-in-capital                                 159,247                           24,284  a)
               Retained earnings (deficit)                                (38,712)                            (564) b)
                                                                                                           (10,400) b)
                                                                                                            (3,500) a)
                                                                                                            35,504  a)
                                                                    ----------------------------------------------
Total stockholders' equity                                                120,650            -              45,689
                                                                    ----------------------------------------------

Total liabilities and stockholders' equity                             $  338,468     $  349,836        $  222,218
                                                                    ==============================================


                                                                     Hearst-Argyle      Divestiture    Pro Forma
                                                                        Pro Forma       WNAC/WDTN (c)  Divestiture
                                                                   -----------------------------------------------
Assets
Current assets:
               Cash and cash equivalents                                   $7,210       $   (324)        $6,886

               Accounts receivable, net                                    88,020         (5,280)        82,740
               Program rights                                              13,897         (1,626)        12,271
               Deferred tax asset                                           8,564                         8,564
               Other                                                        5,206           (260)         4,946
                                                                   -----------------------------------------------
Total current assets                                                      122,897         (7,490)       115,407

Property, plant, and equipment, net                                        81,472         (8,134)        73,338
Intangible assets, net                                                    638,267        (40,218)       598,049

Other:
               Deferred acquisition and financing costs, net               11,532                        11,532

               Program rights, noncurrent                                   5,059         (1,072)         3,987
               Other assets                                                51,295           (195)        51,100
                                                                   -----------------------------------------------

Total assets                                                           $  910,522       $(57,109)      $853,413
                                                                   ===============================================

Liabilities and Stockholders' Equity
Current liabilities:
               Accounts payable & accrued liabilities                     $56,154       $ (1,780)       $54,374
               Program rights payable                                      13,769           (792)        12,977
               Other current liabilities                                    4,471           (458)         4,013
                                                                   -----------------------------------------------
Total current liabilities                                                  74,394         (3,030)        71,364

Deferred tax liability                                                     54,170          9,038         63,208
Program rights payable, noncurrent                                          6,735         (1,821)         4,914
Other liabilities                                                           4,884           (248)         4,636
Due to parent company                                                         -                             -

Senior bank debt, net                                                     454,000        (61,048)       392,952
Bridge debt                                                                   -                             -

Private placement debt                                                        -                             -
Subordinated debt                                                         150,000                       150,000

Stockholders' equity:
               Series A common stock                                           82                            82
               Series B common stock                                          396                           396
               Series C common stock                                          -                             -
               Preferred stock                                                  2                             2
               Additional paid-in-capital                                 183,531                       183,531
               Retained earnings (deficit)                                (17,672)                      (17,672)



                                                                   -----------------------------------------------
Total stockholders' equity                                                166,339                       166,339
                                                                   -----------------------------------------------

Total liabilities and stockholders' equity                         $      910,522       $(57,109)      $853,413
                                                                   ===============================================

See explanations on the following page.

Unaudited Pro Forma Combined Condensed Balance Sheet Adjustments:

        For purposes of the Pro Forma Statements, the estimated purchase price of Argyle was determined as follows:


Series A Common Stock outstanding at June 30, 1997
  adjusted to reflect the conversion of Series B
  Common Stock and Series C Common Stock and the
  effect of all outstanding Argyle Options..................     12,050,639
Value per share.............................................   $      26.50
                                                               ------------
                                                                319,342,000
Approximate percentage acquired by Hearst...................             83%
                                                               ------------
                                                               $265,053,000
Estimated transaction costs.................................     16,000,000
                                                               ------------
Total estimated purchase price..............................    281,053,000
                                                               ============

        For purposes of these Pro Forma Statements, the total estimated purchase price is allocated as follows:

Total estimated purchase price..............................    281,053,000
83% of Argyle's net assets at June 30, 1997 adjusted for the charge-off of $564,000 in deferred financing costs and non-
 cash compensation expense related to the settlement of the
 Argyle Options of $3,500,000...............................    (99,671,000)
                                                               ------------
Estimated excess purchase price to be allocated ............   $181,382,000
                                                               ============
Allocations:
Intangibles (principally goodwill).........................    $175,382,000
Deferred financing costs...................................       6,000,000
                                                               ------------
                                                               $181,382,000
                                                               ============

        The estimated purchase price and the resulting allocations are based on management's preliminary estimations and have been made solely for purposes of developing the unaudited pro forma combined condensed financial statements. Any subsequent adjustments and any uncertainties affecting the pro forma presentation based upon such allocations are not expected to be significant.

(a) To reflect the Hearst Transaction and the adjustment to the extent acquired by Hearst of the net assets of Argyle to their estimated fair values including:

                Merger with Cash Sub:
                Issuance of 39,611,002 shares of Hearst-Argyle Series B Common Stock to Hearst and Cash Sub for the net assets of the Hearst Broadcast Group, including $35.8 million of surplus pension assets, and in the Merger, substitution of Hearst's $275 million Private Placement Debt and Net Asset adjustment of approximately $33 million. Hearst may elect to take the value of the Net Asset adjustment in the form of Hearst-Argyle Series B Common Stock, which would have equaled, assuming a June 30, 1997 closing, approximately 1.2 million shares.

        Conversion of Series B Common Stock and Series C Common Stock into Series A Common Stock and the effect of the existing Argyle Options.

        Redemption of Series A Common Stock for approximately $100 million cash.

        Adjustment of Argyle intangible assets to estimated fair value.

        Write-off of deferred stock option compensation expense in connection with the exercise of all existing Argyle Options.

(b) To reflect the refinancing of the Bridge Debt, Existing Credit Facility and the Private Placement Debt with borrowings under the New Credit Facility and available cash and the write-off of unamortized financing fees related to the Existing Credit Facility and the payment of make-whole premium related to the Private Placement Debt. The four pieces of existing indebtedness are the Bridge Debt, the Existing Credit Facility, the Private Placement Debt and the Senior Subordinated Notes. The New Credit Facility specifically provides that borrowings under such facility may be used to refinance each piece of the existing indebtedness.

(c) Upon consummation of the Hearst Transaction, Hearst-Argyle will own televisions stations in two areas (Boston and Providence, and Dayton and Cincinnati) with overlapping service contours in violation of the FCC's local ownership rules. The FCC's rules prohibit the ownership of two stations in the same geographic area whose service contours overlap. Accordingly, Heart-Argyle will be required to divest one station in each of the aforementioned areas. A letter of intent has been signed to divest WNAC for $47.5 million, and Argyle and Hearst currently are in negotiations with a third party to divest WDTN. If either or both of these stations are sold for cash, the proceeds of such sale will be used to reduce indebtedness under the New Credit Facility and therefore the pro forma balance sheets reflect a reduction in the New Credit Facility by an amount equal to the sum of $47.5 million for WNAC and WDTN's net book value of $13.5 million.

(d) Assumes that upon consummation of the Hearst Transaction, all of the Senior Subordinated Notes will remain outstanding and will not be refinanced. If the Senior Subordinated Notes are required to be refinanced, it is anticipated that Hearst-Argyle will do so with borrowings under the New Credit Facility. Fees associated with this possible refinancings would approximate $1.5 million and would be funded by the New Credit Facility.

     Unaudited Pro Forma Combined Condensed Statement of Operations--Year
                            Ended December 31, 1996

                                                          Hearst
                                                        Transaction    Pro Forma
                          Pro Forma  Historical Hearst and Financing    Hearst-   Divestiture   Pro Forma
                           Argyle     Broadcast Group   Adjustments     Argyle    WNAC/WDTN(f) Divestiture
                          ---------  ----------------- -------------   ---------  ------------ -----------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Total revenues..........  $ 84,243       $283,971        $  2,035 (a)  $370,249     $(24,488)   $345,761
Station operating
 expenses...............    41,772        121,501          (2,170)(g)   161,103      (14,708)    148,565
Amortization of program
 rights.................     5,225         40,297             --         45,522       (2,118)     43,404
Depreciation and
 amortization...........    26,075         16,971         (11,198)(b)    31,848       (2,960)     28,888
                          --------       --------        --------      --------     --------    --------
Station operating
 income.................    11,171        105,202          15,403       131,776       (4,702)    127,074
Corporate general and
 administrative
 expenses...............     4,285          7,658            (943)(c)    11,000          --       11,000
Non-cash compensation
 expense................       675            --             (675)(b)       --           --          --
                          --------       --------        --------      --------     --------    --------
Operating income
 (loss).................     6,211         97,544          17,021       120,776       (4,702)    116,074
Interest expense, net...    18,119         21,235           5,296 (d)    44,650       (3,968)     40,682
                          --------       --------        --------      --------     --------    --------
Income (loss) before
 income taxes...........   (11,908)        76,309          11,725        76,126         (734)     75,392
Income taxes............       --          31,907           1,120 (e)    33,027         (301)     32,726
                          --------       --------        --------      --------     --------    --------
Income (loss) from
 continuing operations..   (11,908)      $ 44,402        $ 10,605        43,099     $   (433)     42,666
                                         ========        ========                   ========
Less preferred stock
 dividends..............    (1,422)                                      (1,422)                  (1,422)
                          --------                                     --------                 --------
Earnings (loss)
 applicable to common
 stock..................  $(13,330)                                    $ 41,677                 $ 41,244
                          ========                                     ========                 ========
Earnings (loss per
 common share...........  $  (1.17)                                    $   0.87                 $   0.86
                          ========                                     ========                 ========
Number of shares used in
 per share calculation..    11,347                                       47,888                   47,888


                       See notes on the following pages.

        Unaudited Pro Forma Combined Condensed Statement of Operations
                        Six Months Ended June 30, 1996

                                                                              Hearst
                                         Pro Forma    Historical Hearst    Transaction       Pro Forma      Divestiture   Pro Forma
                                           Argyle      Broadcast Group     Adjustments     Hearst-Argyle   WNAC/WDTN (f) Divestiture
                                       -----------------------------------------------     -----------------------------------------
                                                                     (In thousands, except per share data)
Total revenues                           $   41,049    $    139,616     $      906  (a)    $  181,571     $   (13,859)   $  167,712


 Station operating expenses                  22,497          58,594         (1,101) (g)        79,990          (7,032)       72,958
 Amortization of program rights               2,289          21,476                            23,765          (2,965)       20,800
 Depreciation and amortization               12,378           8,584         (4,843) (b)        16,119          (4,797)       11,322
                                       --------------------------------------------        ----------------------------------------

 Station operating income                     3,885          50,962          6,850             61,697             935        62,632

 Corporate general and
     administrative expenses                  1,867           3,965           (332) (c)         5,500                         5,500
 Non-cash compensation expense                  337                           (337) (b)             -                             -
                                       --------------------------------------------        ----------------------------------------

 Operating income                             1,681          46,997          7,519             56,197             935        57,132

 Interest expense, net                        8,376          12,823          1,126  (d)        22,325          (1,984)       20,341
                                       --------------------------------------------        ----------------------------------------

 Income (loss) before income taxes           (6,695)         34,174          6,393             33,872           2,919        36,791

 Income taxes                                                14,244            555  (e)        14,799           1,194        15,993
                                       --------------------------------------------        ----------------------------------------

 Income (loss) from continuing
   operations                            $   (6,695)  $      19,930      $   5,838         $   19,073     $     1,725   $    20,798
                                                      =============================                       ============

Less preferred stock dividends                 (712)                                             (712)                         (712)
                                         ----------                                        ----------                   -----------
Earnings (loss) applicable to
  common stock                           $   (7,407)                                       $   18,361                   $    20,086
                                         ==========                                        ==========                   ===========
Earnings (loss) per common
  share                                  $    (0.65)                                       $     0.38                   $      0.42
                                         ==========                                        ==========                   ===========
Number of shares used in
  per share calculation                      11,347                                            47,888                        47,888

See explanations on the following page.

        Unaudited Pro Forma Combined Condensed Statement of Operations
                        Six Months Ended June 30, 1997

                                                                             Hearst
                                          Pro Forma   Historical Hearst   Transaction        Pro Forma     Divestiture    Pro Forma
                                           Argyle      Broadcast Group    Adjustments      Hearst-Argyle  WNAC/WDTN (f)  Divestiture
                                        ---------------------------------------------      -----------------------------------------
                                                                       (In thousands, except per share data)
Total revenues                              $  40,740     $ 143,566       $  1,026 (a)      $ 185,332     $ (11,357)     $ 173,975


 Station operating expenses                    21,641        60,596         (1,290) (g)        80,947        (5,724)        75,223
 Amortization of program rights                 2,135        19,052                            21,187        (1,424)        19,763
 Depreciation and amortization                 12,898         8,190         (5,363) (b)        15,725        (4,557)        11,168
                                        ---------------------------------------------      -----------------------------------------

 Station operating income                       4,066        55,728          7,679             67,473           348         67,821

 Corporate general and
     administrative expenses                    1,904         4,467           (871) (c)         5,500                       5,500
 Non-cash compensation expense                    504                         (504) (b)           --                          --
                                        ---------------------------------------------      -----------------------------------------

 Operating income                               1,658        51,261          9,054             61,973           348         62,321

 Interest expense, net                          9,407        12,485            433 (d)         22,325        (1,984)        20,341
                                        ---------------------------------------------      -----------------------------------------

 Income (loss) before income taxes             (7,749)       38,776          8,621             39,648         2,332         41,980

 Income taxes                                                16,054          1,108 (e)         17,162           954         18,116
                                        ---------------------------------------------      -----------------------------------------

Income (loss) from continuing
   operations                               $  (7,749)    $  22,722       $  7,513          $  22,486     $   1,388      $  23,864
                                                          =========       ========                        =========
Less preferred stock dividends                   (712)                                           (712)                        (712)
                                            ---------                                       ---------                    ---------
Earnings (loss) applicable to
   common stock                             $  (8,461)                                      $  21,774                    $  23,152
                                            =========                                       =========                    =========

Earnings (loss) per common share            $   (0.75)                                      $    0.45                    $    0.48
                                            =========                                       =========                    =========

Number of shares used in per share
   calculation                                 11,347                                          47,888                       47,888

See explanations on the following page.

Unaudited Pro Forma Combined Condensed Statements of Operations Adjustments:

(a) The fees associated with Hearst-Argyle's provision of certain management services to Hearst with respect to KCWB, WWWB, WPBF and WBAL/WTYY from the beginning of the periods presented.

(b) The conforming of accounting policies related to stock based compensation and the amortization of intangible assets resulting from purchase accounting adjustments, net of amortization already recorded in the historical financial statements. The estimated useful lives used for these intangible assets were as follows: Goodwill - 40 years; FCC licenses - 40 years; network affiliation agreements - 40 years and other intangibles assets - 2 to 5 years.

(c) The change in corporate expenses associated with Hearst-Argyle's new organizational structure, including the Services Agreement (which includes certain administrative services such as accounting, financial, legal, tax, insurance, data processing and employee benefits) and other applicable agreements expected to be entered into upon consummation of the merger.

(d) Interest expense on the pro forma debt and the amortization of deferred financing costs over the period of the related financings as follows:


                                                                          Pro Forma
                                                                        Hearst-Argyle
                                                                   ----------------------
                                                                   6/30/96
                                                                      &
                                                                   6/30/97       12/30/96
                                                                   =======       ========
New Credit Facility at an assumed interest rate of 6.5%, net....   $14,713       $29,426
Senior Subordinated Notes at an interest rate of 9.75%..........     7,312        14,624
Amortization of deferred financing costs........................       300           600
                                                                   -------       -------
                                                                   $22,325       $44,650
                                                                   =======       ========

     The pro forma statements of operations exclude the extraordinary charge related to the Private Placement Debt make-whole premium of $16 million and related tax benefit of $5.6 million.

(e) Estimated income tax effect of the above adjustments, after giving consideration to the tax sharing agreement that is expected to be entered into upon consummation of the Merger.

(f) Upon completion of the Hearst Transaction, Hearst-Argyle will own television stations in two areas (Boston and Providence, and Dayton and Cincinnati) with overlapping service contours in violation of the FCC's local ownership rules. The FCC's rules prohibit the ownership of two stations in the same geographic area whose service contours overlap. Accordingly, Hearst-Argyle will be required to divest one station in each of the aforementioned areas. A letter of intent has been signed to divest WNAC for $47.5 million, and Argyle and Hearst currently are in negotiations with a third party to divest WDTN. If either or both of these stations are sold for cash, the proceeds of such sale will be used to reduce indebtedness under the New Credit Facility, and therefore the pro forma statements of operations reflect the effects of a reduction in the New Credit Facility by an amount equal to the sum of $47.5 million for WNAC and WDTN's net book value of $13.5 million.

(g) The estimated impact of the new Hearst-Argyle defined benefit plan including the transfer of $35.8 million in surplus pension assets which is reflected as a reduction of pension expense.

Pro Forma Combined Condensed Statements of Operations of Argyle Television, Inc.

        The Unaudited Pro Forma Combined Condensed Statements of Operations of Argyle for the six months ended June 30, 1996 and 1997 have been prepared as if the acquisition of the Arkansas Stations and the Clear Channel Venture and the Gannett Swap transactions had been completed as of the beginning of the periods presented. The acquisitions of the Arkansas Stations and the Clear Channel Venture and the Gannett Swap transactions are accounted for using the purchase method of accounting. Any subsequent adjustments and any uncertainties affecting the pro forma presentation are not expected to be significant. The pro forma statements of operations presented herein are not necessarily indicative of Argyle's results of operations that might have occurred had such transactions been completed at the beginning of the periods indicated and do not purport to represent Argyle's consolidated results of operation for any future period.

         Unaudited Pro Forma Combined Condensed Statement of Operations
                         Six Months Ended June 30, 1996


                                                                   Clear Channel
                                       Historical     Arkansas        Venture            Gannett Swap                Pro Forma
                                       Argyle (a)    Adjustments    Adjustments          Adjustments                   Argyle
                                  ------------------------------------------------     ----------------          ------------------
                                                                         (In thousands)
Total revenues                             $34,057         $3,462          $(2,684)(g)           $5,502 (h)                 $41,049
                                                                               712 (c)

Station operating expenses                  18,372          2,677           (2,253)(g)            4,744 (h)                  22,497
                                                             (357)                                 (686)(c)
Amortization of program rights               2,571             88             (597)(g)              227 (h)                   2,289
Depreciation and amortization               10,724          1,198                                   456 (d)(e)               12,378
                                  ------------------------------------------------     ----------------          ------------------

Station operating income (loss)              2,390           (144)             878                  761                       3,885

Corporate general and
    administrative expenses                  1,867                                                                            1,867
Non-cash compensation expense                  337                                                                              337
                                  ------------------------------------------------     ----------------          ------------------

Operating income (loss)                        186           (144)             878                  761                       1,681

Interest expense, net                        7,304                             422 (f)              650 (f)                   8,376
                                  ------------------------------------------------     ----------------          ------------------

Income (loss) from continuing
   operations                              $(7,118)         $(144)            $456                 $111                     $(6,695)
                                  ================================================     ================          ==================

See notes on the following pages.

         Unaudited Pro Forma Combined Condensed Statement of Operations
                         Six Months Ended June 30, 1997


                                        Historical    Gannett Swap    Pro Forma
                                        Argyle (b)     Adjustments      Argyle
                                    --------------------------------------------
                                                     (In thousands)
Total revenues                            $39,765      $975 (h)         $40,740


Station operating expenses                 21,367       779 (h)          21,641
                                                       (505)(c)
Amortization of program rights              2,119        16 (h)           2,135
Depreciation and amortization              12,760       138 (d)(e)       12,898
                                    --------------------------------------------

Station operating income                    3,519       547               4,066

Corporate general and
    administrative expenses                 1,904                         1,904
Non-cash compensation expense                 504                           504
                                    --------------------------------------------

Operating income                            1,111       547               1,658

Interest expense, net                       9,407                         9,407
                                    --------------------------------------------

Income (loss) from continuing
   operations                             $(8,296)     $547             $(7,749)
                                    ============================================

See notes on the following pages.

Unaudited Pro Forma Combined Condensed Statements of Operations Adjustments:

(a) Includes the results of operations of Argyle, the results of WZZM, WAPT, KITV, WNAC; and the Arkansas Stations from June 1, 1996.

(b) Includes the results of operations of Argyle, the results of WAPT, KITV, the Arkansas Stations, Argyle's share of broadcast cash flows from the Clear Channel Venture; WZZM and WGRZ for January only; and WLWT and KOCO for February through June.

(c) Reflects the elimination of certain expenses relating to employees who have either been terminated of will be terminated and not replaced and certain other expenses which would have been eliminated under Argyle's management and transition plan.

(d) Reflects change in depreciation expense due to purchase accounting adjustments to equipment and buildings, net of depreciation already recorded in the historical financial statements. The estimated useful lives used for equipment range from 5 to 25 years and the estimated useful life used for buildings range from 25 to 39 years.

(e) Reflects amortization of intangible assets resulting from purchase accounting adjustments, net of amortization already recorded in the historical financial statements. The estimated useful lives used for these intangible assets were as follows: FCC licenses and network affiliation agreements -- 15 years; other intangibles -- 2 to 5 years.

(f) Reflects interest expenses recorded in conjunction with FASB Statement No. 119 relating to interest rate protection agreements, interest expense on the pro forma debt and the amortization of deferred financing costs over the period of the related financings.

                                                                  Six Months
                                                                 Ended June 30,
                                                               ----------------
                                                                1996      1997
                                                               ------    ------
The Notes at an interest rate of 9.75%....................     $7,312    $7,312
Fair value adjustments of interest rate protection
  agreements -- non-cash..................................     (1,142)      (85)
Amortization of deferred financing costs..................        296       310
Bank Credit Agreement at an assumed interest rate of
  8.5%, net of interest income............................      1,910     1,870
                                                               ------    ------
                                                               $8,376    $9,407
                                                               ======    ======

(g) Reflects the inclusion of Argyle's share of WNAC/WPRI broadcast cash flow in miscellaneous revenues.

(h) Reflects the inclusion of WLWT and KOCO and the exclusion of WZZM and WGRZ results of operations from the beginning of the period.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            HEARST-ARGYLE TELEVISION, INC.


Date: September 26, 1997    By: /s/ Dean H. Blythe
                                ------------------------------------------------
                                    Dean H. Blythe
                                    Senior Vice President-Corporate Development,
                                    Secretary and General Counsel